                                                                     EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT

                  This Stock Purchase Agreement is entered into as of February 7, 1997, among Lamar Advertising Company, a Delaware corporation ("BUYER"), and the Persons listed on Schedules 3.2 and 4.2 hereto as sellers (each, a "SELLER" and collectively, "SELLERS").


                                 R E C I T A L S

                  WHEREAS, Penn Advertising, Inc., a Delaware corporation ("COMPANY"), engages in the outdoor advertising business and Appleton, Inc., a Delaware corporation ("APPLETON"), owns certain shares of stock of Company.

                  WHEREAS, the Appleton Sellers own the equity securities of Appleton listed opposite their names on Schedule 4.2 hereto (the "APPLETON SHARES") and the Penn Sellers and Appleton own the equity securities of Company listed opposite their names on Schedule 3.2 hereto (the "PENN SHARES").

                  WHEREAS, Sellers desire to sell, and Buyer desires to buy, the Appleton Shares and the Penn Shares held by the Penn Sellers (collectively, the "PURCHASED STOCK") for the consideration described herein.

                  WHEREAS, concurrently with the closing of the acquisition of the Purchased Stock, all indebtedness for borrowed money of Company and Appleton will be repaid in full.

                  WHEREAS, Sellers have invited Buyer to perform and Buyer has performed certain due diligence and business investigations with respect to Appleton, Company and its Subsidiary, with the intention that Buyer form its own conclusions regarding the condition and value of the business, property, liabilities, contracts and related matters of Appleton, Company and its Subsidiary pursuant to the parties' express intention that the transactions contemplated hereunder be without representation or warranty by Sellers, express or implied, except as specifically set forth herein.


                                A G R E E M E N T

                  In consideration of the mutual promises contained herein and intending to be legally bound the parties agree as follows:
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                                    ARTICLE I
                       DEFINITIONS/PURCHASE & SALE/CLOSING


                  1.1      DEFINITIONS.

                  As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions shall apply.

                  "ACTION" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

                  "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

                  "AGREEMENT" means this Stock Purchase Agreement by and among Buyer and Sellers as amended or supplemented together with all Exhibits and Schedules attached or incorporated by reference.

                  "APPLETON" means Appleton, Inc., a Delaware corporation.

                  "APPLETON INDEBTEDNESS" means the indebtedness of Appleton owed to the Persons listed on Schedule 4.14, including principal, interest and fees, if any.

                  "APPLETON SELLERS" means the holders of the Appleton Shares.

                  "APPLETON SHARES" means the equity securities of Appleton listed opposite the names of the Appleton Sellers on Schedule 4.2 hereto.

                  "APPLICABLE SHARE" means, with respect to the amount to be received or paid by Sellers under this Agreement, the respective portion thereof to which a particular Seller is entitled or for which a particular Seller is responsible, as the case may be, which shall be the proportions listed opposite the name of such Seller on Schedules 3.2 or 4.2, as applicable.

                  "APPROVAL" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

                  "AREA" means the area in which the Business is conducted on the Closing Date.

                  "ASSOCIATE" of a Person means:

                  (i) a corporation or organization (other than Company or a party to this Agreement) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

                (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity; and

              (iii) any relative or spouse of such person or any relative of such spouse who has the same home as such person or who is a director or officer of Company or any of its Affiliates.

                  "BUSINESS" means the business of Company and its Subsidiary taken as a whole, and shall be deemed to include all of the following aspects of such business: income, operations, condition (financial or other), and assets and properties (including without limitation goodwill).

                  "BUYER" has the meaning set forth in the Preamble hereto.

                  "BUYER'S AUDITORS" means KPMG Peat Marwick LLP, independent public accountants to Buyer.

                  "CLOSING" means the consummation of the purchase and sale of the Purchased Stock under this Agreement as described in Section 1.4.

                  "CLOSING DATE" means the date of the Closing.

                  "CLOSING DATE BALANCE SHEET" has the meaning set forth in
Section 1.5(a).

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPANY" has the meaning set forth in the Recitals to this Agreement.

                  "COMPANY'S AUDITORS" means Phillip R. Friedman & Associates, independent accountants to Company.

                  "CONTRACT" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

                  "CURRENT ASSETS" means those categories of items identified as current assets in Schedule 1.5B, determined in accordance with GAAP, consistently applied with past practices of the Company.

                  "CURRENT LIABILITIES" means those categories of items identified as current liabilities in Schedule 1.5B, determined in accordance with GAAP, consistently applied with past practices of the Company.

                  "DISCLOSURE SCHEDULES" means the Schedules hereto delivered by Sellers to Buyer, or Buyer to Sellers, as the case may be.

                  "ENCUMBRANCE" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law, except that "Encumbrance" does not, however, include any of such items that (i) is reflected in the financial statements referred to herein that have been delivered to Buyer, (ii) is not material in amount, (iii) constitutes a statutory lien arising in the ordinary course of business, (iv) does not in the aggregate materially detract from the value of the property or materially detract from or interfere with the use of property in the ordinary conduct of business as presently conducted, or (v) does not otherwise materially impair the Business or have a Material Adverse Effect.

                  "ENVIRONMENTAL LAWS" has the meaning set forth in Section
3.15.

                  "EQUITY SECURITIES" means any capital stock or other equity interest or any securities convertible into or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

                  "ERISA AFFILIATE" has the meaning set forth in Section
3.14(c).

                  "ESCROW ACCOUNTS" has the meaning set forth in Section 1.3.

                  "ESCROW AGENT" means Corestates Bank, N.A.

                  "ESCROW AGREEMENT" means that certain Escrow Agreement dated as of the Closing Date among Buyer, Sellers and Escrow Agent, substantially in the form of Exhibit C hereto.

                  "ESCROW FUND" has the meaning set forth in Section 1.3.

                  "FINANCIAL STATEMENTS" has the meaning set forth in Section 3.4(a).

                  "FIRST REPRESENTATIVE" has the meaning set forth in Section 12.13.

                  "GAAP" means generally accepted accounting principles as in effect from time to time.

                  "GOVERNMENTAL ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

                  "INDEMNIFIABLE CLAIM" means any Loss for or against which any party is entitled to indemnification under this Agreement; "INDEMNIFIED PARTY" means the party entitled to indemnity hereunder; and "INDEMNIFYING PARTY" means the party obligated to provide indemnification hereunder.

                  "INTANGIBLE PROPERTY" means any trade secret, secret process or other confidential information or know-how and any and all Marks.

                  "IRS" means the Internal Revenue Service or any successor entity.

                  "LAW" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

                  "LABOR MATTERS" has the meaning set forth in Section 3.9.

                  "LOSS" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

                  "MARK" means any brand name, copyright, patent, service mark, trademark, tradename, and all registrations or application for registration of any of the foregoing.

                  "MATERIAL ADVERSE EFFECT" means a fact, circumstance or event which has had or would reasonably be expected to have, directly or indirectly, a material adverse effect on the Business.

                  "MATERIAL CONTRACT" has the meaning set forth in Section 3.6.

                  "NET TAX BENEFIT" has the meaning set forth in Section
11.3(j).

                  "NET WORKING CAPITAL" means Current Assets less Current Liabilities.

                  "ORDER" means any decree, injunction, judgment, order, ruling, assessment or writ.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PENN INDEBTEDNESS" means the indebtedness of Company owed to the Persons listed on Schedule 3.4, including principal, interest and fees, if any.

                  "PENN SELLERS" means the holders of the Penn Shares other than Appleton.

                  "PENN SHARES" means the equity securities of Company listed opposite the names of the Penn Sellers on Schedule 3.2 hereto and the equity securities of Company held by Appleton.

                  "PERMIT" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

                  "PRE-CLOSING APPLETON TAXES" has the meaning set forth in
Section 11.3(e).

                  "PRE-CLOSING TAXES" has the meaning set forth in Section 11.3(e).

                  "PERSON" means an association, a corporation, an individual, a partnership, a trust, a limited liability company or any other entity or organization, including a Governmental Entity.

                  "PURCHASE PRICE" has the meaning set forth in Section 1.3.

                  "PURCHASED STOCK" means the shares of stock being sold hereunder, comprised of the Appleton Shares and the Penn Shares owned by the Penn Sellers. Purchased Stock does not include the Penn Shares owned by Appleton, which Penn Shares will continue to be owned by Appleton.

                  "SECOND REPRESENTATIVE" has the meaning set forth in Section 12.13.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SELLERS" means the Penn Sellers and the Appleton Sellers.

                  "SELLER REPRESENTATIVES" has the meaning set forth in Section 12.13.

                  "SUBSIDIARY" means, with respect to Company, any Person in which Company has a direct or indirect voting equity or voting ownership interest equal to or in excess of 50%.

                  "TARGET WORKING CAPITAL" means $5,000,000.

                  "TAX" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability.

                  "TAX BENEFIT" has the meaning set forth in Section 11.3(h).

                  "TAX REIMBURSEMENT AMOUNT" has the meaning set forth in
Section 11.3(j).

                  "TAX RETURN" means a report, return or other information required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Company or its Subsidiary.

                  "TCW ENTITIES" means TCW Capital, a California general partnership, acting solely in its capacity as Investment Manager pursuant to an Investment Management Agreement dated as of April 18, 1990 and TCW Special Placements Fund III, a California limited partnership.

                  "WARN ACT" means the Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. 2101 et seq., as amended.

                  "WORKING CAPITAL AND CLAIMS ESCROW ACCOUNT" has the meaning set forth in Section 1.3.

                  "WORKING CAPITAL ESCROW ACCOUNT" has the meaning set forth in
Section 1.3.

                  1.2 TRANSFER OF PURCHASED STOCK.

                  Each Seller covenants and agrees with Buyer that, subject to the terms and conditions of this Agreement, on the Closing Date, such Seller shall sell and deliver to Buyer, and Buyer shall purchase from such Seller, all right, title, and interest, legal and equitable, in and to the Purchased Stock owned by such Seller and listed opposite such Seller's name as being purchased by Buyer on Schedules 3.2 and 4.2 hereof in exchange for payment of the Purchase Price in accordance with Section 1.3 hereof. Each Seller shall deliver the certificates evidencing the Purchased Stock owned by such Seller to Buyer at the Closing. The certificates will be properly endorsed for transfer to or accompanied by a duly executed stock power in favor of Buyer or its nominee as Buyer may have directed prior to the date hereof, otherwise in a form acceptable for transfer on the books of the Company or Appleton, as the case may be. Sellers will pay any Taxes payable with respect to the transfer of the Purchased Stock.

                  1.3      PURCHASE OF THE PURCHASED STOCK BY BUYER/
                           PURCHASE PRICE.

                  Subject to the terms and conditions of this Agreement, Buyer agrees to (i) acquire the Purchased Stock from Sellers for an aggregate amount of $167,000,000 (the "PURCHASE PRICE") and (ii) pay in immediately available funds the Purchase Price at the Closing as follows: (a) pay to Escrow Agent an amount equal to $3,500,000 (the "ESCROW FUND") for deposit in two escrow accounts, one of which shall initially contain $500,000 (the "WORKING CAPITAL ESCROW ACCOUNT") and the other shall initially contain $3,000,000 (the "WORKING CAPITAL AND CLAIMS ESCROW ACCOUNT" and together with the Working Capital Escrow Account, the "ESCROW ACCOUNTS"); (b) pay to the holders of the Penn Indebtedness the outstanding amount of the Penn Indebtedness as of the Closing Date set forth in Schedule 3.4; (c) pay to the holders of the Appleton Indebtedness the outstanding amount of the Appleton Indebtedness as of the Closing Date set forth in Schedule 4.14; and (d) pay to each Seller such Seller's Applicable Share of the portion of the Purchase Price remaining after the payments described in clauses (a) and (b) above, provided that the amount paid to each Appleton Seller shall be reduced by such Appleton Seller's pro rata share (based on the number of Appleton Shares held by such Appleton Seller) of the amount paid under clause
(c) above. The Purchase Price is subject to adjustment in accordance with
Section 1.5 below.

                  1.4      THE CLOSING.

                  Delivery of the Purchased Stock and payment of the Purchase Price (the "CLOSING") shall take place at the offices of O'Melveny & Myers LLP, 153 East 53rd Street, New York, New York. Unless the parties otherwise mutually agree in writing, the Closing shall occur on March 31, 1997; provided that the Closing Date may be extended by either party by written notice to the other to not later than April 30, 1997 if Hart-Scott-Rodino Act approval has not been obtained by March 31, 1997.

                  1.5      PURCHASE PRICE ADJUSTMENT.

                  Following the Closing, the Purchase Price shall be adjusted as provided herein to reflect changes in Net Working Capital from Target Working Capital.

                  (a) Within 60 days following the Closing, Sellers shall cause to be prepared and delivered to Buyer a consolidated balance sheet for Company and its Subsidiary as of the Closing Date (the "CLOSING DATE BALANCE SHEET") along with a statement setting forth the Net Working Capital as calculated based on the Closing Date Balance Sheet, and the amount, if any, owing by either Sellers or Buyer as a result of the Net Working Capital as calculated based on the Closing Date Balance Sheet being either less or more, respectively than Target Working Capital. The Closing Date Balance Sheet shall be prepared in accordance with GAAP, consistently applied with past practices of the Company. Buyer shall cause the Company and its Subsidiary and their respective employees and agents to assist the Sellers in the preparation of the Closing Date Balance Sheet and to provide the Sellers access at all reasonable times to the personnel, properties, books and records of the Company and its Subsidiary for such purpose.

                  (b) Within 30 days after receipt of the Closing Date Balance Sheet, Buyer shall, in a written notice to Seller Representatives, either accept the Closing Date Balance Sheet or describe in reasonable detail any proposed adjustments and the reasons therefor. Buyer agrees that the proposed adjustments, if any, will not involve changes in the methodology of the practices of the Company which have been consistently applied in determining the carrying value of the assets and liabilities (including valuation accounts, pools and reserves and recognition of contingent liabilities) as set forth in the balance sheet included in the December 31, 1996 unaudited financial statements. Any such notice of proposed adjustment shall be effective only if the Company receives a letter from Buyer's Auditors to the effect that such proposed adjustments are required in order to state the recorded assets and liabilities in accordance with GAAP, consistently applied with past practices of Company, in accordance with the provisions of this Agreement, and shall include copies of all detailed calculations and supporting work papers for such proposed adjustments. No such written notice shall be delivered to Seller Representatives if the net proposed adjustments in the aggregate amount to a reduction in Net Working Capital of less than $100,000. If Seller Representatives have not received such notice of proposed adjustments within such 30 day period, Buyer will be deemed irrevocably to have accepted the Closing Date Balance Sheet.

                  (c) Buyer and Seller Representatives shall negotiate in good faith to resolve any disputes over any proposed adjustments to the Closing Date Balance Sheet, provided, that if any such dispute is not resolved within 30 days following Seller Representatives' receipt of the proposed adjustments, Buyer and Seller Representatives shall jointly select and engage within 5 days a national independent public accounting firm to resolve such disputes, which resolution shall be final and binding and not subject to review or challenge of any kind. Such accounting firm shall conduct an audit of those items in the Closing Date Balance Sheet subject to dispute and deliver written notice to each of Buyer and Sellers within 45 days after its engagement, setting forth what adjustments, if any, to the Closing Date Balance Sheet are required in accordance with GAAP, consistently applied with past practices of the Company, to resolve any such disputes; provided that no such report shall require any adjustments if all such adjustments would result in an aggregate increase or decrease in Net Working Capital of less than $100,000. If the aggregate amount of the adjustments required by such report results in any reduction in Net Working Capital, Sellers shall pay a portion of the fees and expenses of such accounting firm based on the ratio that the aggregate amount of such reduction in Net Working Capital bears to the aggregate amount of all disputed items. Buyer shall be responsible for all other fees and expenses of such accounting firm.

                  (d) Upon acceptance of the Closing Date Balance Sheet by Buyer or the resolution of any disputes, (i) if the Net Working Capital as calculated based on the Closing Date Balance Sheet is greater than Target Working Capital by more than $500,000, Buyer promptly, but no later than 5 days after such acceptance, shall pay to each Seller such Sellers' Applicable Share of the amount of such difference in excess of such $500,000, together with interest thereon from the Closing Date to the date of payment thereof as determined below, and (ii) if the Net Working Capital as calculated based on the Closing Date Balance Sheet is less than Target Working Capital by more than $500,000, each Seller promptly, but no later than 5 days after such acceptance, shall cause Escrow Agent to pay to Buyer from the Escrow Fund such Seller's Applicable Share of the amount of such difference in excess of such $500,000, together with interest thereon from the Closing Date to the date of payment thereof as determined below.

                  (e) For the purposes of this Section 1.5, interest will be payable at the "prime" rate, as announced by The Chase Manhattan Bank from time to time to be in effect, or, if that rate is no longer established or published, a comparable interest rate. For purposes of this Section 1.5, interest shall be calculated based on a 365 day year and the actual number of days elapsed. Any payment required to be made by Sellers under this Section 1.5 shall be made only from the Escrow Fund in accordance with the Escrow Agreement, and no Seller shall have any obligation to make any payment under this Section 1.5 other than from the Escrow Accounts.

                                   ARTICLE II
              REPRESENTATIONS AND WARRANTIES REGARDING SELLERS AND
                                 PURCHASED STOCK

                  Except as otherwise indicated in the Disclosure Schedules, each Seller, severally and not jointly, represents, warrants and agrees as follows, as to itself and its investment, as of the date hereof; provided that the representation set forth in Section 2.4 is made only by the Penn Sellers and the representation set forth in Section 2.5 is made only by the Appleton
Sellers:

                  2.1      ORGANIZATION.

                  Such Seller (if not a natural person) is either a corporation, trust or partnership, duly organized, validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of organization. Such Seller has all requisite corporate, trust or partnership, as the case may be, power and authority and legal right to own its properties and to carry on its business.

                  2.2      AUTHORIZATION.

                  The execution, delivery and performance of this Agreement by such Seller (if not a natural person) has been duly and validly authorized by all necessary corporate, trust or partnership action, as the case may be, on the part of such Seller. This Agreement has been duly and validly executed and delivered by such Seller and constitutes the legally valid and binding obligation of such Seller, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally.

                  2.3      NO CONFLICTS.

                  The execution, delivery and performance of this Agreement by such Seller will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents, by-laws, partnership agreement or other organizational documents of such Seller or any Contract of such Seller relating to its investment in the Company, result in the imposition of any material Encumbrance against any material asset or properties of such Seller, or violate any Law applicable to such Seller, where such violation would have a material adverse effect on the ability of such Seller to perform its obligations hereunder.

                  2.4      PENN SHARES.

                  After giving effect to the conversion of certain notes to be converted prior to Closing and the issuance of certain shares to be issued prior to Closing, such Penn Seller will own the Penn Shares set forth opposite its name on Schedule 3.2 hereto beneficially and of record. Such Penn Seller's Penn Shares are and will be owned free and clear of any Encumbrance. At the Closing, Buyer will acquire good and marketable title to and complete ownership of such Penn Seller's Penn Shares to be sold hereunder, free of any Encumbrance.

                  2.5      APPLETON SHARES.

                  Such Appleton Seller owns the Appleton Shares set forth opposite its name on Schedule 4.2 hereto beneficially and of record. After giving effect to the issuance of certain shares to be issued prior to Closing, Appleton will own the Penn Shares set forth opposite its name on Schedule 3.2 hereto beneficially and of record and free and clear of any Encumbrance. Such Appleton Seller's Appleton Shares are owned free and clear of any Encumbrance. At the Closing, Buyer will acquire good and marketable title to and complete ownership of such Appleton Seller's Appleton Shares to be sold hereunder, free of any Encumbrance.


                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES REGARDING COMPANY

                  Except as otherwise indicated in the Disclosure Schedules, each Seller, severally and not jointly, represents, warrants and agrees as follows, as to itself, to its investment and to Company and its Subsidiary, as of the date hereof:

                  3.1      ORGANIZATION AND GOOD STANDING.

                  Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Company has all requisite corporate power and authority and legal right to own its properties and to carry on its Business as the same is now being conducted and as the same will be conducted upon the consummation of the Closing. Penn Advertising of Baltimore, Inc. is the only Subsidiary of Company. Schedule 3.1 correctly sets forth the capitalization of such Subsidiary and Company's ownership interest therein and the jurisdiction in which Company and its Subsidiary were organized. Such Subsidiary is duly organized, validly existing and in good standing under the laws of the State of Delaware. Such Subsidiary has all requisite corporate power and authority and legal right to own its properties and to carry on its respective business as now being conducted and as will be conducted upon consummation of the Closing. Each of Company and its Subsidiary is duly licensed, qualified to do business and in good standing in each jurisdiction except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The current locations of Company's and its Subsidiary's executive offices and principal places of business, as well as each jurisdiction where Company and its Subsidiary is qualified to do business, are set forth in
Schedule 3.1.

                  3.2      COMPANY STOCK.

                  As of the Closing Date, the Penn Shares will constitute all of the issued and outstanding Equity Securities of Company, and Schedule 3.2 lists the holders thereof. As of the Closing Date, the authorized capital stock of Company will consist of (a) 125,000 shares of Class A Voting Common Stock, $1.00 par value, of which 110,237 shares will be issued and outstanding, and (b) 25,000 shares of Class B Non-Voting Common Stock, $1.00 par value, of which 6,320 shares will be issued and outstanding. As of the Closing Date, there will be no outstanding Contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any Equity Securities of Company or its Subsidiary, or to restructure or recapitalize Company or its Subsidiary. As of the Closing Date, there will be no outstanding Contracts of such Seller, Company or its Subsidiary to repurchase, redeem or otherwise acquire any Equity Securities of any of such entities. All Equity Securities of Company and its Subsidiary, are duly authorized, validly issued and are fully paid and nonassessable and issued in accordance with all applicable federal and state securities laws. As of the Closing Date, there will be no preemptive rights in respect of any Equity Securities of Company or its Subsidiary. Any Equity Securities of Company or its Subsidiary which were issued and reacquired by any of such entities were so reacquired (and, if reissued, so reissued) in compliance with all applicable

Laws, and neither Company nor its Subsidiary has any outstanding obligation or liability with respect thereto.

                  3.3      NO CONFLICTS.

                  The execution, delivery and performance of this Agreement by such Seller will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of Company, result in the imposition of any material Encumbrance against any material asset or properties of Company or its Subsidiary, or violate any Law applicable to the Company or the Business where such violation would have a Material Adverse Effect. Except as set forth in
Schedule 3.3, the execution, delivery and performance of this Agreement by such Seller will not require any consent, waiver, authorization or approval of, or the making of any filing with or giving of notice to, any Person or Governmental Entity (other than as required under the Hart-Scott-Rodino Act), except for such consents, waivers, authorizations or approvals which the failure to obtain would not reasonably be expected to have a Material Adverse Effect.

                  3.4      FINANCIAL STATEMENTS; CHANGES; CONTINGENCIES.

                  (a) Audited Financial Statements. Sellers have delivered to Buyer the consolidated balance sheets for Company and its Subsidiary at December 31, 1994 and December 31, 1995 and the related consolidated statements of income and cash flow for the years then ended. Such balance sheets and statements of income and cash flow (collectively, the "FINANCIAL STATEMENTS") have been examined by the Company's Auditors whose reports thereon are included with the Financial Statements. The Financial Statements have been prepared in conformity with GAAP consistently applied, and present fairly, in all material respects, the information set forth therein. Since December 31, 1995, there has been no material change in any of the significant accounting policies, practices or procedures of Company and its Subsidiary.

                  (b) Unaudited Financial Statements. Sellers have provided to Buyer copies of the unaudited consolidated and consolidating balance sheet for Company and its Subsidiary as of December 31, 1996 and the consolidated and consolidating statements of income and the consolidated statement of cash flows for the year then ended. Such financial statements have been prepared in conformity with GAAP consistently applied with past practices of Company, provided that such financial statements do not include footnotes, and present fairly, in all material respects, the consolidated financial position of Company and its Subsidiary as of such date and the consolidated results of operations of Company and its Subsidiary for such period.

                  (c) No Material Adverse Changes. Except as set forth in
Schedule 3.4, since December 31, 1996, there has not been, occurred or arisen:

                  (i) any change in or event affecting Company or its Subsidiary that has had or would have a Material Adverse Effect, other than any change or event affecting economic conditions generally or changes affecting generally the industry in which the Company operates,

                  (ii) any strike or other labor dispute, or

                  (iii) any casualty, loss, damage or destruction (whether or not covered by insurance) of any material property of Company that has involved or may involve a loss to Company of more than $100,000 in excess of applicable insurance coverage.

                  (d) No Other Liabilities or Contingencies. Neither Company nor its Subsidiary has any material liabilities required to be disclosed in accordance with GAAP which have not been disclosed in such December 31, 1996 financial statements set forth in clause (b) above, except for liabilities that were incurred after December 31, 1996 in the ordinary course of business or as set forth in Schedule 3.4; provided that such liabilities incurred in the ordinary course of business have not had a Material Adverse Effect.

                  (e) No Representations Regarding Projections. Notwithstanding anything to the contrary herein, no Seller makes any representation or warranty with respect to any projections contained in any materials provided to Buyer.


                  3.5      TAXES AND TAX RETURNS.

                  Except as set forth on Schedule 3.5, Company and its Subsidiary have timely filed or will file all required Tax Returns and have paid all Taxes due for all periods ending on or before the date hereof. All required Tax Returns, including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate in all material respects. Adequate provision has been made in the books and records of Company and its Subsidiary, and to the extent required by GAAP consistently applied with past practices of Company, in the financial statements referred to in Section 3.4 above or delivered or to be delivered to Buyer, for all Taxes whether or not due and payable and whether or not disputed. Neither Company nor its Subsidiary has elected to be treated as a consenting corporation under
Section 341(f) of the Code. Except as set forth in Schedule 3.5, no Governmental Entity has, during the past three years, examined or is in the process of examining any Tax Return of Company or its Subsidiary. Except as set forth in
Schedule 3.5, no Governmental Entity has proposed, asserted or assessed or, to the best knowledge of such Seller, threatened to propose or assert, any deficiency, assessment or claim for Taxes.

                  3.6      MATERIAL CONTRACTS.

                  Schedule 3.6 lists each Contract to which Company or its Subsidiary is a party or to which Company, its Subsidiary or any of their respective properties is subject or by which any thereof is bound, that (a) after December 31, 1996 obligates Company to pay an amount of $100,000 or more,
(b) represents a contract which is material to the Business, (c) provides for an extension of credit other than consistent with normal credit terms, (d) limits or restricts the ability of Company or its Subsidiary to compete or otherwise to conduct its business in any manner or place or (e) provides for a guaranty or indemnity by Company or its Subsidiary (each such Contract shall be deemed to be a "MATERIAL CONTRACT"). True copies of the written agreements identified in
Schedule 3.6 have been made available to Buyer. Each Material Contract is valid and subsisting; Company or its Subsidiary have duly performed all their material obligations thereunder to the extent that such obligations to perform have accrued; and except as set forth in Schedule 3.6, no material breach or default, alleged material breach or default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by Company or its Subsidiary, as the case may be, or, to such Seller's knowledge, any other party or obligor with respect thereto, has occurred or as a result of the execution, delivery or performance of this Agreement will occur.

                  3.7 REAL AND PERSONAL PROPERTY; TITLE TO PROPERTY; LEASES.

                  Company and its Subsidiary have title to or other right to use, free of Encumbrances, all items of real property, including fees (for which properties Company and its Subsidiary have good, valid and merchantable title), leaseholds, easements and all other interests in real property, and such other assets and properties that are material to the Business, except for (a) Encumbrances consisting of liens for Taxes not yet due, (b) other Encumbrances, defects or disputes with respect to leaseholds not accounting, in the aggregate, for more than 2.5% of the gross revenue of Company and its Subsidiary for fiscal year 1996, and (c) other matters disclosed in Schedule 3.7. All material tangible properties of Company and its Subsidiary are in a good state of maintenance and repair (except for ordinary wear and tear) and are adequate for the Business. All leasehold properties held by Company or its Subsidiary as lessee are held under valid, binding and enforceable leases, subject only to such exceptions as are not, in the aggregate, reasonably expected to have a Material Adverse Effect. All of Company's and its Subsidiary's outdoor advertising structures, panels and faces, and all appurtenances thereto (a) are in existence, as is all other tangible property, (b) meet the requirements of all existing applicable outdoor advertising Contracts (including number of boards and illumination) and (c) to the knowledge of such Seller, were built and at such time were in conformity in all material respects with all applicable Laws. All of the panels are legal and conforming, or legal and non-conforming, and have valid state, county and city permits and tags (if required).

                  3.8      INTANGIBLE PROPERTY.

                  Company and its Subsidiary have complete rights to and ownership of all Intangible Property required for use in connection with the Business, the absence of which would have a Material Adverse Effect. Company and its Subsidiary have in all material respects performed all obligations required to be performed by them, and none of such entities is in default in any material respect under any Material Contract relating to any of the foregoing. Neither such Seller nor Company or its Subsidiary has received any written notice to the effect that the Intangible Property or any use by Company or its Subsidiary of any such property conflicts with or allegedly conflicts with or infringes or allegedly infringes the rights of any Person or that any such Intangible Property is owned or alleged to be owned by any other Person.

                  3.9      LEGAL PROCEEDINGS AND CERTAIN LABOR MATTERS.

                  (a) Legal Proceedings. Except as set forth on Schedule 3.9, as of the date hereof there is no Order or Action pending, or, to such Seller's knowledge, threatened, against or affecting Company or its Subsidiary or any of their respective properties or assets. Except as otherwise indicated on Schedule 3.9, no Order or Action which is listed thereon if adversely determined is reasonably expected to have a Material Adverse Effect.

                  (b) Labor Matters. There is no organized labor strike, dispute, slowdown or stoppage, or collective bargaining or unfair labor practice claim (collectively, "LABOR MATTERS"), pending or to the best knowledge of Seller threatened, against or affecting Company or its Subsidiary or the Business that if so determined would reasonably be expected to have a Material Adverse Effect.

                  3.10     MINUTE BOOKS.

                  The minute books of Company and its Subsidiary accurately reflect all material actions and proceedings taken to date by the respective shareholders and boards of directors and committees of Company and its Subsidiary, and such minute books contain true and complete copies of the charter documents of Company and its Subsidiary and all related amendments. The stock record books of Company and its Subsidiary reflect accurately all transactions in their respective capital stock of all classes.

                  3.11     PERMITS.

                  Except as set forth in Schedule 3.11, Company and its Subsidiary hold all Permits that are required by any Governmental Entity to permit each of them to conduct their respective businesses as now conducted, and all such Permits are valid and in full force and effect and will remain so upon consummation of the transactions contemplated by this Agreement in each case except where the failure to so hold or to be valid and in full force and effect would not have a Material Adverse Effect. To such Seller's knowledge, no suspension, cancellation or termination of any of such Permits is threatened or imminent that could reasonably be expected to have a Material Adverse Effect.

                  3.12     COMPLIANCE WITH LAW.

                  Company is organized and has conducted its business in accordance with applicable Laws, and the forms, procedures and practices of Company are in compliance with all such Laws, to the extent applicable, the failure to so conduct or the violation of which could reasonably be expected to have a Material Adverse Effect (it being agreed that "legal non-conforming" signs shall not be in violation of Law for purposes of this Section 3.12). Such Seller neither has any information nor is aware of any facts indicating that any Governmental Authority in the Area has declared a moratorium on the construction of outdoor advertising displays.

                  3.13     DIVIDENDS AND OTHER DISTRIBUTIONS.

                  Except as set forth on Schedule 3.13, there has been no dividend or other distribution of assets or securities whether consisting of money, property or any other thing of value, declared, issued or paid to or for the benefit of such Seller subsequent to December 31, 1996.

                  3.14     EMPLOYEE BENEFITS.

                  (a) Employee Benefit Plans, Collective Bargaining and Employee Agreements, and Similar Arrangements.

                           (1) Schedule 3.14 lists all employee benefit plans
and collective bargaining, employment or severance agreements or other similar arrangements to which Company or its Subsidiary is a party or by which any of them is bound, legally or otherwise, including, without limitation, (a) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (b) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to Company automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, (c) any employment agreement not terminable on 30 days (or less) written notice, or (d) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA).

                           (2) Sellers have delivered to Buyer true and complete
copies of all documents and summary plan descriptions with respect to such plans, agreements and arrangements, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing.

                           (3) Company and its Subsidiary are in material
compliance with the applicable provisions of ERISA (as amended through the date of this Agreement), the regulations and published authorities thereunder, and all other Laws applicable with respect to all such employee benefit plans, agreements and arrangements. To such Seller's knowledge, there are no Actions (other than routine claims for benefits) pending or threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and, to such Seller's knowledge, no facts exist which could give rise to any such Actions that might have a material adverse effect on such plans, agreements, or arrangements or a Material Adverse Effect.

                           (4) Except as specified in Schedule 3.14, each of the
plans, agreements or arrangements can be terminated by Company or by its Subsidiary within a period of 30 days following the Closing Date, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits.

                  (b) Qualified Plans.

                           (1) Schedule 3.14A itemizes all "employee pension
benefit plans" (within the meaning of Section 3(2) of ERISA) required to be scheduled which are also stock bonus, pension or profit-sharing plans within the meaning of Section 401(a) of the Code.

                           (2) Each such plan is qualified in form and operation
under Section 401(a) of the Code and each trust under each such plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will or could give rise to disqualification or loss of tax-exempt status of any such plan or trust under such sections. No event has occurred that will or could subject any such plans to tax under Section 511 of the Code. No prohibited transaction (within the meaning of Section 4975 of the Code) or party-in-interest transaction (within the meaning of Section 406 of ERISA) that could give rise to liability to the Company, its Subsidiary or such plan has occurred with respect to any of such plans.

                           (3) Sellers have delivered to Buyer for each such
plan copies of the following documents: (i) the Form 5500 filed in the most recent plan year, (ii) the most recent determination letter from the IRS, (iii) the consolidated statement of assets and liabilities of such plan as of its most recent valuation date, and (iv) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such plan for the most recently ended plan year. The financial statements so delivered fairly present in all material respects the financial condition and the results of operations of each such plan as of such dates.

                  (c) Title IV Plans.

                           (1) Schedule 3.14B itemizes all plans required to be
scheduled which are also subject to Title IV of ERISA.

                           (2) With respect to each such plan in which Company,
its Subsidiary or any trade or business (whether or not incorporated) that is a member of a group of which Company is a member and which is under common control within the meaning of Section 414 (b) and (c) of the Code ("ERISA AFFILIATE") participates or has participated, (i) neither Company nor its Subsidiary nor any ERISA Affiliate has withdrawn from such plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a) (2) of ERISA), (ii) neither Company nor its Subsidiary nor any ERISA Affiliate has filed a notice of intent to terminate any such plan or adopted any amendment to treat any such plan as terminated, (iii) the PBGC has not instituted proceedings to terminate any such plan, (iv) no accumulated funding deficiency, whether or not waived, exists with respect to any such plan on an accumulated benefit obligation basis, and (v) no reportable event, as described in Section 4043 of ERISA, has occurred with respect to any such plan.

                  (d) Multiemployer Plans.

                           (1) Schedule 3.14C itemizes all plans required to be
scheduled that are also multiemployer plans within the meaning of Section 3(37) of ERISA.

                           (2) With respect to each such multiemployer plan in
which Company, its Subsidiary or any ERISA Affiliate participates or has participated, neither Company nor its Subsidiary nor any ERISA Affiliate has withdrawn, partially withdrawn, or to such Seller's knowledge received any notice of any claim or demand for withdrawal liability or partial withdrawal liability.

                  3.15     ENVIRONMENTAL MATTERS.

                  Except as set forth in Schedule 3.15, to such Seller's knowledge, (a) each of Company and its Subsidiary is in compliance in all material respects with all applicable federal, state, foreign and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or sub-surface strata (collectively, "ENVIRONMENTAL LAWS");
(b) neither Company nor any of its Subsidiary has received written notice or is the subject of any actions, causes of actions, claims, investigations, demand or notices by any person or entity alleging liability or non-compliance with any Environmental Law; (c) there are no conditions existing which would reasonably be expected to form the basis of a claim against Company or its Subsidiary for the violation or non-compliance with any Environmental Law; and (d) there are no circumstances which would reasonably be expected to prevent or interfere in the future with Company's and its Subsidiary's compliance in all material respects with all Environmental Laws.

                  3.16     CERTAIN INTERESTS.

                  Except as set forth on Schedule 3.16, as of the Closing Date, no Affiliate of such Seller, or to such Seller's knowledge no Affiliate of Company or its Subsidiary nor any officer or director of any thereof, nor Associate of any such individual, will have any material interest in any property used in or pertaining to the Business; to such Seller's knowledge no such Person will be indebted or otherwise obligated to Company or its Subsidiary; and to such Seller's knowledge neither Company nor its Subsidiary will be indebted or otherwise obligated to any such Person, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance.

                  3.17     INTERCOMPANY TRANSACTIONS.

                  Except as set forth on Schedule 3.16, the consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment arising or becoming due from Company or its Subsidiary or the successor or assign of any thereof to such Seller or any Affiliate of such Seller.

                  3.18     INSURANCE.

                  Schedule 3.18 lists all insurance policies and bonds that are material to the Business. Neither Company nor its Subsidiary is in default under any such policy or bond.

                  3.19     NO BROKERS OR FINDERS.

                  Other than Donaldson, Lufkin & Jenrette Securities Corporation (whose fees shall be paid as set forth in Section 12.14), neither such Seller nor Company has employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

                  3.20     ACCURACY OF INFORMATION.

                  To the knowledge of such Seller, none of the written information supplied by or on behalf of such Seller, Company or its Subsidiary to any Person for inclusion in, and included in, any document or application filed with any Governmental Entity in connection with the transactions contemplated by this Agreement contained any untrue statement of a material fact, or omitted any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.21     BASIS IN SUBSIDIARY STOCK.

                  As of December 31, 1996, the Company's basis of the stock in its Subsidiary for federal income tax purposes was at least $33,000,000.


                                   ARTICLE IV
               ADDITIONAL REPRESENTATIONS OF THE APPLETON SELLERS

                  Except as otherwise indicated in the Disclosure Schedules, each Appleton Seller, severally and not jointly, represents, warrants and agrees as follows, as to itself and to Appleton, as of the date hereof:

                  4.1      ORGANIZATION AND GOOD STANDING.

                  Appleton is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Appleton has all requisite corporate power and authority and legal right to own its properties and to carry on its business as the same is now being conducted and as the same will be conducted upon the consummation of the Closing. Appleton is not required to be licensed or qualified to do business in any jurisdiction other than the Commonwealth of Pennsylvania and the State of Rhode Island. The current location of Appleton's executive office and principal place of business is set forth in Schedule 4.1.

                  4.2      APPLETON STOCK.

                  The Appleton Shares constitute all of the issued and outstanding Equity Securities of Appleton, and Schedule 4.2 lists the holders thereof. The authorized capital stock of Appleton consists of (a) 10,000 shares of Class A Voting Common Stock, $1.00 par value, of which 8,869.2 shares are issued and outstanding, and (b) 10,000 shares of Class B Non-Voting Common Stock, $1.00 par value, of which 173.84 shares are issued and outstanding. There are no outstanding Contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any Equity Securities of Appleton, or to restructure or recapitalize Appleton. There are no outstanding Contracts of such Appleton Seller or Appleton to repurchase, redeem or otherwise acquire any Equity Securities of any of such entities. All Equity Securities of Appleton are duly authorized, validly issued and are fully paid and nonassessable and issued in accordance with all applicable federal and state securities laws. There are no preemptive rights in respect of any Equity Securities of Appleton. Any Equity Securities of Appleton which were issued and reacquired by any of such entities were so reacquired (and, if reissued, so reissued) in compliance with all applicable Laws, and Appleton has no outstanding obligation or liability with respect thereto.

                  4.3      ASSETS AND CONDUCT OF BUSINESS.

                  Except as set forth in Schedule 4.3, Appleton does not now and has not previously owned any assets, incurred any liabilities which remain unsatisfied or conducted any business other than holding the Penn Shares.

                  4.4      TAXES AND TAX RETURNS.

                  Appleton has timely filed or will file all required Tax Returns and has paid all Taxes due for all periods ending on or before December 31, 1996. All required Tax Returns, including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate in all material respects. Adequate provision has been made in the books and records of Appleton for all Taxes, whether or not due and payable and whether or not disputed. Appleton has not elected to be treated as a consenting corporation under Section 341(f) of the Code. Except as set forth in the Schedule 4.4, no Governmental Entity has, during the past three years, examined or is in the process of examining any Tax Return of Appleton. Except as set forth on Schedule 4.4, no Governmental Entity has proposed, asserted or assessed or, to the best knowledge of such Appleton Seller, threatened to propose or assert, any deficiency, assessment or claim for Taxes.

                  4.5      MATERIAL CONTRACTS.

                  As of the Closing Date, Appleton will neither be a party nor will be subject to any Contract.

                  4.6      NO CONFLICTS.

                  The execution, delivery and performance of this Agreement by such Appleton Seller will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of Appleton, result in the imposition of any material Encumbrance against any material asset or properties of Appleton, or violate any Law applicable to Appleton.

                  4.7      LEGAL PROCEEDINGS.

                  There is no Order or Action pending, or, to such Appleton Seller's knowledge, threatened, against or affecting Appleton individually or when aggregated with one or more other Orders or Actions that has had a material adverse effect on such Appleton Seller's or Appleton's ability to perform under this Agreement.

                  4.8      MINUTE BOOKS.

                  The minute books of Appleton accurately reflect all material actions and proceedings taken to date by the shareholders and the board of directors of Appleton, and such minute books contain true and complete copies of the charter documents of Appleton and all related amendments. The stock record books of Appleton reflect accurately all transactions in its capital stock of all classes.

                  4.9      PERMITS.

                  Appleton holds all material Permits that are required by any Governmental Entity to permit it to conduct its business as now conducted, and all such material Permits are valid and in full force and effect and will remain so upon consummation of the transactions contemplated by this Agreement. To such Appleton Seller's knowledge, no suspension, cancellation or termination of any of such material Permits is threatened or imminent.

                  4.10     COMPLIANCE WITH LAW.

                  Appleton is organized and has conducted its business in accordance with applicable Laws in all material respects, and the forms, procedures and practices of Appleton are in compliance in all material respects with all such Laws, to the extent applicable.

                  4.11     DIVIDENDS AND OTHER DISTRIBUTIONS.

                  Except as set forth on Schedule 4.11, there has been no dividend or other distribution of assets or securities whether consisting of money, property or any other thing of value, declared, issued or paid to or for the benefit of such Appleton Seller subsequent to December 31, 1996 by Appleton.

                  4.12     EMPLOYEE MATTERS.

                  As of the Closing Date, Appleton will have no employees and there will be no employee benefit plans, collective bargaining, employment or severance agreements or other similar arrangements to which Appleton is a party or by which it is bound, legally or otherwise, including, without limitation,
(a) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (b) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, (c) any employment agreement not terminable on 30 days (or less) written notice, or (d) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA).

                  4.13     ENVIRONMENTAL MATTERS.

                  Except as set forth in Schedule 4.13, (a) Appleton is in compliance in all material respects with all Environmental Laws; (b) Appleton has not received written notice, nor is it the subject, of any actions, causes of actions, claims, investigations, demand or notices by any person or entity alleging liability or non-compliance with any Environmental Law; (c) there are no conditions existing which would reasonably be expected to form the basis of a claim against Appleton for the violation or non-compliance with any Environmental Law; and (d) there are no circumstances which would reasonably be expected to prevent or interfere in the future with Appleton's material compliance with all Environmental Laws.

                  4.14     INTERCOMPANY TRANSACTIONS.

                  The consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment arising or becoming due from Appleton or the successor or assign of Appleton to such Appleton Seller or any Affiliate of such Appleton Seller, other than the payment of the Appleton Indebtedness as set forth on Schedule 4.14.

                  4.15     ACCURACY OF INFORMATION.

                  To the knowledge of such Appleton Seller, none of the written information supplied by or on behalf of such Appleton Seller to any Person for inclusion in, and included in, any document or application filed with any Governmental Entity in connection with the transactions contemplated by this Agreement contained any untrue statement of a material fact, or omitted any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER


                  Except as otherwise indicated in the Disclosure Schedules, Buyer represents, warrants and agrees as follows, as of the date hereof:

                  5.1      ORGANIZATION AND RELATED MATTERS.

                  Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Buyer has all necessary corporate power and authority to carry on its business as now being conducted. Buyer has the necessary corporate power and authority to execute, deliver and perform this Agreement.

                  5.2      AUTHORIZATION.

                  The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by the Board of Directors of Buyer and by all other necessary corporate action on the part of Buyer. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

                  5.3      NO CONFLICTS; CONSENTS.

                  The execution, delivery and performance of this Agreement by Buyer will not violate the provisions of, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (a) the charter documents or bylaws of Buyer, (b) any Law to which Buyer is subject or (c) any Contract to which Buyer is a party that is material to the financial condition, results of operations or conduct of the business of Buyer, provided (as to clauses (b) and (c) respectively) that the appropriate regulatory approvals are received as contemplated by Section 9.1. Except as set forth in Schedule 5.3, the execution of, delivery and performance of this Agreement by Buyer will not require any consent, waiver, authorization or approval of, or the making of any filing with or giving of notice to, any Person or Governmental Entity (other than as required under the Hart-Scott-Rodino Act).

                  5.4      NO BROKERS OR FINDERS.

                  No agent, broker, finder or investment or commercial banker, or other Person or firms engaged by or acting on behalf of Buyer or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions.

                  5.5      LEGAL PROCEEDINGS.

                  There is no Order or Action pending or to Buyer's knowledge, threatened against or affecting Buyer that individually or when aggregated with one or more other Actions has or might reasonably be expected to have a material adverse effect on Buyer's ability to perform this Agreement or any other aspect of the transactions contemplated by this Agreement.

                  5.6      INVESTMENT REPRESENTATION.

                  Buyer is acquiring the Purchased Stock from the Sellers for Buyer's own account, for investment purposes only and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act.

                  5.7      WARN ACT.

                  Buyer is not planning or contemplating, and has not made or taken, any decisions or actions concerning the employees of the Company after the Closing that require the service of notice under the WARN Act.

                  5.8      ACCURACY OF INFORMATION.

                  To Buyer's knowledge, none of the written information supplied by or on behalf of Buyer to any Person for inclusion in, and included in, any document or application filed with any Governmental Entity in connection with the transactions contemplated by this Agreement contained any untrue statement of a material fact, or omitted any material fact required to be stated therein, in light of the circumstances under which they were made, not misleading. All documents required to be filed by Buyer with any

Governmental Entity in connection with this Agreement or the transactions contemplated by this Agreement will comply in all material respects with the provisions of applicable Law.


                                   ARTICLE VI
                COVENANTS WITH RESPECT TO PERIOD PRIOR TO CLOSING

                  From the date hereof to and including the Closing Date, each Seller covenants on behalf of itself, severally, to perform each of the following covenants applicable to it and to cause Company to perform each of the following covenants applicable to it and Buyer covenants to perform each of the following covenants applicable to Buyer:

                  6.1      ACCESS.

                  Subject to applicable Laws, confidentiality agreements, doctrines of attorney-client privilege and fiduciary and privacy obligations of which Sellers will advise Buyer, such Seller shall cause Company and its Subsidiary to authorize and permit Buyer and its representatives (which term shall be deemed to include its independent accountants and counsel) to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of their respective businesses, to all of their respective properties, books, records, operating instructions and procedures, Tax Returns of Company and/or its Subsidiary and all other information with respect to the Business as Buyer may from time to time request, and to make copies of such books, records and other documents and to discuss their respective businesses with such other Persons, including, without limitation, their respective directors, officers, employees, accountants, counsel, suppliers, customers, and creditors, as Buyer reasonably considers necessary in connection with the transactions contemplated by this Agreement.

                  6.2 MATERIAL ADVERSE CHANGES; REPORTS; FINANCIAL STATEMENTS.

                  (a) Such Seller will promptly notify Buyer of any event of which such Seller obtains knowledge which has had or might reasonably be expected to have a Material Adverse Effect or which if known as of the date hereof would have been required to be disclosed to Buyer.

                  (b) Such Seller will furnish to Buyer as soon as available (i) copies of all nonconfidential portions of all reports, renewals, filings, certificates, statements and other documents filed with any Governmental Entity relating to Company or its Subsidiary and (ii) monthly unaudited consolidated and consolidating balance sheets and consolidated and consolidating statements of income for Company and its Subsidiary and (iii) such other reports as Buyer may reasonably request relating to Company and its Subsidiary.

                  6.3 CONDUCT OF BUSINESS.

                  Except as set forth on Schedule 6.3, such Seller agrees with and for the benefit of Buyer that neither Company nor its Subsidiary shall without the prior consent in writing of Buyer which may not be unreasonably withheld:

                  (a) conduct the Business in any manner except in the ordinary course consistent with past practice; or

                  (b) except in the ordinary course of business, amend, terminate, or renegotiate any Material Contract or default (or take or omit to take any action that, with or without the giving of notice or passage of time, would constitute a default) in any of its obligations under any Material Contract; or

                  (c) terminate, amend or fail to renew any material insurance policies or bonds; or

                  (d) terminate or fail to use reasonable efforts to renew or preserve any Permits; or

                  (e) incur or agree to incur any obligation or liability (absolute or contingent) that individually calls for payment by Company or its Subsidiary of more than $10,000 in any specific case or $100,000 in the aggregate, except for liabilities incurred in the ordinary course of business; or

                  (f) make any loan, guaranty or other extension of credit, or enter into any commitment to make any loan, guaranty or other extension of credit, to or for the benefit of any director, officer, employee, stockholder or any of their respective Associates or Affiliates except for customary advances of commissions, travel and entertainment expenses consistent with past practice; or

                  (g) grant any general or uniform increase in the rates of pay or benefits to officers, directors or employees (or a class thereof) or any material increase in salary or benefits of any officer, director, employee or agent, or pay any special bonus to any person, except in the ordinary course of business consistent with past practice, or enter into any new employment, collective bargaining or severance agreement; or

                  (h) sell, transfer, mortgage, encumber or otherwise dispose of any material assets or liabilities, except (i) for dispositions of property not greater than $100,000 in the aggregate, or (ii) in the ordinary course of business consistent with past practice; or

                  (i) issue, sell, redeem or acquire for value, or agree to do so, any debt obligations or Equity Securities of Company or its Subsidiary; or

                  (j) declare, issue, make or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other thing of value, to its shareholders (except to Company), or split, combine, dividend, distribute or reclassify any shares of its Equity Securities; or

                  (k) change or amend its charter documents or bylaws; or

                  (l) make any material investment, by purchase, contributions to capital, property transfers, or otherwise, in any other Person; or

                  (m) agree to or make any commitment to take any actions prohibited by this Section 6.3; or

                  (n) take any other action which would cause any of the representations and warranties made by such Seller in this Agreement not to be true and correct in all material respects on and as of the Closing Date.

                  6.4      NOTIFICATION OF CERTAIN MATTERS.

                  Such Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Sellers, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty of such Person contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure of Buyer or such Seller, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

                  6.5      PERMITS, APPROVALS AND GOVERNMENTAL FILINGS.

                  Such Seller and Buyer agree to cooperate and use their best efforts to obtain all (and will promptly prepare all registrations, filings and applications, requests and notices preliminary to all) Approvals and Permits and to make any filings that may be necessary to effect the transfer of the Purchased Stock contemplated by this Agreement, including any and all filings required under the Hart-Scott-Rodino Act. Such Seller and Buyer shall furnish each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the provisions of such laws. Such Seller and Buyer will supply to each other copies of all correspondence, filings or communications, including file memoranda evidencing telephonic conferences, by such party or its affiliates with any Governmental Entity or members of its staff, with respect to the transactions contemplated by this Agreement and any related contemplated transactions, except for documents filed pursuant to Item 4(c) of the Hart-Scott-Rodino Notification and Report Form or communications regarding the same.

                                   ARTICLE VII
            ADDITIONAL COVENANTS OF APPLETON SELLERS WITH RESPECT TO
                             PERIOD PRIOR TO CLOSING

                  From the date hereof to and including the Closing Date, each Appleton Seller covenants on behalf of itself, severally, to perform each of the following covenants applicable to it and to cause Appleton to perform each of the following covenants applicable to it and Buyer covenants to perform each of the following covenants applicable to Buyer:

                  7.1      ACCESS.

                  Subject to applicable Laws, confidentiality agreements, doctrines of attorney-client privilege and fiduciary and privacy obligations of which Sellers will advise Buyer, such Appleton Seller shall cause Appleton to authorize and permit Buyer and its representatives (which term shall be deemed to include its independent accountants and counsel) to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of its business, to all of its properties, books, records, operating instructions and procedures, Tax Returns and all other information with respect to Appleton as Buyer may from time to time request, and to make copies of such books, records and other documents and to discuss its business with such other Persons, including, without limitation, its directors, officers, employees, accountants, counsel, suppliers, customers, and creditors, as Buyer reasonably considers necessary in connection with the transactions contemplated by this Agreement.

                  7.2      MATERIAL ADVERSE CHANGES.

                  Such Appleton Seller will promptly notify Buyer of any event of which such Appleton Seller obtains knowledge which has had or might reasonably be expected to have a material adverse effect on Appleton or which if known as of the date hereof would have been required to be disclosed to Buyer.

                  7.3      CONDUCT OF BUSINESS.

                  Such Appleton Seller agrees with and for the benefit of Buyer that Appleton shall not, without the prior consent in writing of Buyer which may not be unreasonably withheld, (i) own any assets or conduct any business other than as conducted immediately prior to the date hereof, the repayment of the Appleton Indebtedness and the disposition of other assets and liabilities other than the Penn Shares, or as otherwise contemplated herein, or (ii) take any other action which would cause the representations and warranties made by such Appleton Seller herein with respect to Appleton to be inaccurate in any material respect.

                  7.4      NOTIFICATION OF CERTAIN MATTERS.

                  Such Appleton Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Appleton Sellers, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty of such Appleton Seller contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure of Buyer or such Appleton Seller, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

                  7.5      PERMITS, APPROVALS AND GOVERNMENTAL FILINGS.

                  Such Appleton Seller and Buyer agree to cooperate and use their best efforts to obtain all (and will promptly prepare all registrations, filings and applications, requests and notices preliminary to all) Approvals and Permits and to make any filings that may be necessary to effect the transfer of the Purchased Stock contemplated by this Agreement, including any and all filings required under the Hart-Scott-Rodino Act. Such Appleton Seller and Buyer shall furnish each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the provisions of such laws. Such Appleton Seller and Buyer will supply to each other copies of all correspondence, filings or communications, including file memoranda evidencing telephonic conferences, by such party or its affiliates with any Governmental Entity or members of its staff, with respect to the transactions contemplated by this Agreement and any related contemplated transactions, except for documents filed pursuant to Item 4(c) of the Hart-Scott-Rodino Notification and Report Form or communications regarding the same.


                                  ARTICLE VIII
                         ADDITIONAL CONTINUING COVENANTS

                  8.1      NONDISCLOSURE OF PROPRIETARY DATA.

                  After the Closing, each Seller agrees with respect to itself that neither it nor any of its representatives shall, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any trade secret or other proprietary data (including, but not limited to, any customer list, record or financial information constituting a trade secret) concerning the business or policies of Appleton, Company or its Subsidiary that any of such Seller or any representative of such Seller may have learned as a shareholder, employee, officer or director of, Appleton, Company or its Subsidiary unless such information has become generally available and known to the public other than as a result of a prohibited disclosure by such Seller or its representatives. Buyer acknowledges that it remains subject to the Confidentiality Agreement dated September 11, 1996 between it and Donaldson, Lufkin & Jenrette Securities Corporation, as Company's representatives.

                  8.2      TAX COOPERATION.

                  (a) Company Taxes. After the Closing, each Seller agrees with respect to itself that it shall, and shall cause its respective subsidiaries and Affiliates to, cooperate fully with Buyer, Company and its Subsidiary in the preparation of all Tax Returns and shall provide, or cause to be provided at Buyer's sole cost and expense, to Buyer, Company and its Subsidiary any records and other information requested by such parties in connection therewith as well as access to, and the cooperation of, the auditors of such Seller and its Affiliates. Such Seller shall, and shall cause its Affiliates to, cooperate fully with Buyer, Company and its Subsidiary in connection with any Tax investigation, audit or other proceeding. Any information obtained pursuant to this Section 8.2(a) or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other Schedule relating to Taxes shall be subject to Section 12.9.

                  (b) Appleton Taxes. After the Closing, each Appleton Seller agrees with respect to itself that it shall, and shall cause its respective subsidiaries and Affiliates to, cooperate fully with Buyer, Appleton, Company and its Subsidiary in the preparation of all Tax Returns and shall provide, or cause to be provided at Buyer's sole cost and expense, to Buyer, Appleton, Company and its Subsidiary any records and other information requested by such parties in connection therewith as well as access to, and the cooperation of, the auditors of such Appleton Seller and its Affiliates. Such Appleton Seller shall, and shall cause its Affiliates to, cooperate fully with Buyer, Appleton, Company and its Subsidiary in connection with any Tax investigation, audit or other proceeding. Any information obtained pursuant to this Section 8.2(b) or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other Schedule relating to Taxes shall be subject to Section 12.9.


                                   ARTICLE IX
                             CONDITIONS OF PURCHASE

                  9.1      GENERAL CONDITIONS.

                  The obligations of the parties to effect the Closing shall be subject to the following conditions unless waived in writing by all parties:

                  (a) No Orders; Legal Proceedings. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity which prohibits or restricts the transfer of the Purchased Stock.

                  (b) Approvals. Any applicable waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated.

                  (c) Escrow Agreement. The Escrow Agreement shall have been duly authorized, executed and delivered by all the parties thereto.

                  (d) Convertible Notes. The convertible notes issued to the TCW Entities and referenced in Schedule 3.13 shall have been converted into common stock of Company.

                  9.2      CONDITIONS TO OBLIGATIONS OF BUYER.

                  The obligations of Buyer to effect the Closing shall be subject to the following conditions except to the extent waived in writing by
Buyer:

                  (a) Representations and Warranties and Covenants of Sellers. The representations and warranties of Sellers herein contained shall be true in all material respects at the Closing Date with the same effect as though made at such time, except as affected by any transactions contemplated by this Agreement; each Seller shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and each Seller shall have delivered to Buyer certificates of such Seller in form and substance satisfactory to Buyer and dated the Closing Date to such effect.

                  (b) Opinion of Counsel. Buyer shall receive at the Closing from O'Melveny & Myers LLP, special counsel to Company and the TCW Entities, from Craig W. Bremer, Esq., general counsel to Company, from Nixon, Hargrave, Devans & Doyle and Jaeckle, Fleischmann & Mugel, LLP, special counsel to the other Sellers and from Craig W. Bremer, Esq., counsel to Appleton, opinions dated the Closing Date, in form and substance substantially as set forth in Exhibits A-1, A-2, A-3 and A-4 respectively.

                  (c) Consents. Sellers shall have obtained and provided to Buyer all required Approvals and Permits listed on Schedule 3.3 and the Appleton Sellers shall have obtained and provided to Buyer any required Approvals and Permits required under Section 4.9.

                  (d) Repayment of Existing Indebtedness. Arrangements shall have been made so that concurrently with the Closing, all Appleton Indebtedness and Penn Indebtedness shall be repaid in full and all liens relating thereto released.

                  (e) Non-competition. Buyer shall have received from A. Wayne Lamm a non-competition agreement in the form of Exhibit D-1 and from the TCW Entities and the Appleton Sellers non-competition agreements in the form of Exhibit D-2.

                  (f) Sign Location Leases. Buyer shall have received executed copies of new leases for the sign locations listed in part A of
         Schedule 3.16 hereto, each with a 10 year term and annual rental payments equal to the lesser of (i) the amount set forth on Schedule 9.2(f) for such sign location and (ii) 12% of gross revenues from the sale of advertising on such sign location for fiscal year 1996, subject to a cost of living adjustment after the fifth year of such lease, and subject to the terms outlined in Schedule 9.2(f), with such other terms as are standard for Company sign location leases.

                  9.3      CONDITIONS TO OBLIGATIONS OF SELLERS.

                  The obligations of each Seller to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by such Seller:

                  (a) Representations and Warranties and Covenants of Buyer. The representations and warranties of Buyer herein contained shall be true in all material respects at the Closing Date with the same effect as though made at such time, except as affected by any transactions contemplated by this Agreement, Buyer shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Buyer shall have delivered to such Seller certificates of Buyer in form and substance satisfactory to such Seller, dated the Closing Date and signed by its chief executive officer, to such effect.

                  (b) Opinion of Counsel. Sellers shall receive at the Closing from (i) Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P., special counsel to Buyer, and special New York counsel to Buyer reasonably acceptable to Sellers, opinions dated the Closing Date, in form and substance substantially as set forth in Exhibit B.

                  (c) Consents. Buyer shall have obtained and provided to such Seller all required Approvals and Permits referenced in Section 5.3.


                                    ARTICLE X
                           TERMINATION OF OBLIGATIONS

                  10.1     TERMINATION OF AGREEMENT.

                  Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement shall terminate if the Closing does not occur on or before the close of business on March 31, 1997, unless the Closing Date is extended in accordance with Section 1.4 (in which event this Agreement shall terminate on April 30, 1997 if the Closing has not occurred on or prior to such date) and otherwise may be terminated at any time before the Closing as follows and in no other manner:

                  (a) Mutual Consent. By mutual consent in writing of Buyer and Sellers.

                  (b) Conditions to Buyer's Performance Not Met. By Buyer by written notice to Sellers if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in Sections 9.1 or 9.2.

                  (c) Conditions to Sellers' Performance Not Met. By Sellers by written notice to Buyer if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligation of Sellers to consummate the transactions contemplated by this Agreement as set forth in Sections
         9.1 or 9.3.

                  (d) Material Breach. By Buyer or Sellers by written notice to the other party if there has been a material misrepresentation or other material breach by the other party in its agreements, representations, warranties and covenants set forth herein.

                  (e) Diligence Investigation. By Buyer upon delivery of written notice of termination to Sellers no later than 14 days after the commencement of its business investigation of Company (which investigation shall commence no later than Wednesday, February 12,
         1997), if Buyer in the reasonable exercise of its judgment in the course of its on-going business investigation of Company shall discover information relating to the Business or Company or its Subsidiary not previously disclosed to Buyer or its representatives by Sellers or their representatives which would have a Material Adverse Effect.

                  10.2     EFFECT OF TERMINATION; BREAK UP FEE.

                  (a) Effect. Subject to the immediately following sentence, if this Agreement shall be terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement shall terminate without further liability of any party to another; provided that the obligations of the parties contained in Section 10.2(b), Section 12.9 and 12.14 shall survive any such termination. A termination under Section 10.1 shall not relieve any party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

                  (b) Break Up Fee. Buyer agrees to use its best efforts to obtain the consents set forth in Schedule 5.3 as soon as possible. If (1) this Agreement terminates because the Closing does not occur on or prior to the date set forth in Section 10.1 or in accordance with Section 10.1(c), and (2) Buyer has not obtained the consents set forth in Schedule 5.3, upon termination Buyer shall pay to Company $10,000,000 in immediately available funds.

                  10.3     EFFECT OF CLOSING OVER KNOWN UNSATISFIED CONDITIONS.

                  No party hereto shall be deemed to have breached any agreement, representation, warranty, or covenant if (i) such party shall have notified the other parties hereto in writing or such other party has actual knowledge, on or prior to the Closing Date, of the breach of, or inaccuracy in, or of any facts or circumstances constituting or resulting in the breach of or inaccuracy in, or modification to, such agreement, representation, warranty or covenant, and (ii) such other parties have permitted the Closing to occur; and, for purposes of this Agreement, such other parties are thereby deemed to have waived such breach or inaccuracy; provided, however, that a disclosure pursuant to this Section 10.3 shall not prejudice the rights of the parties pursuant to
Article IX hereof not to consummate the transactions contemplated by this Agreement.

                                   ARTICLE XI
                                 INDEMNIFICATION

                  11.1     OBLIGATIONS OF SELLERS.

                  Effective as of the Closing:

                  (a) each Seller severally agrees to indemnify and hold harmless Buyer, Company and its Subsidiary, and their respective directors, officers, employees, affiliates, agents and assigns from and against any and all Losses of Buyer, Company or its Subsidiary, directly or indirectly, as a result of, or based upon or arising from any material inaccuracy in or breach or nonperformance of any of the representations or warranties made by such Seller in or pursuant to Article II or any of the agreements or covenants made by such Seller in or pursuant to Article VIII;

                  (b) each Seller severally agrees to indemnify and hold harmless Buyer, Company and its Subsidiary, and their respective directors, officers, employees, affiliates, agents and assigns from and against any and all Losses of Buyer, Company or its Subsidiary, directly or indirectly, as a result of, or based upon or arising from any material inaccuracy in or breach or nonperformance of any of the representations or warranties made by such Seller in or pursuant to Article III (provided, for purposes of this indemnity such representations contained in Article III to be read without any materiality qualification except (i) in the cases of the representations or warranties in Sections 3.4(a), (b), (c)(i) and (d); the second sentence of Section 3.7; the last sentence of Section 3.14(b)(3) and Section 3.20, (ii) in the case of representations in Section 3.6, this proviso shall not cause such representation to be read to cover any advertising Contracts of Company or its Subsidiary entered into in the ordinary course of its business and not listed on Schedule 3.6, and (iii) to the extent that representations state that (A) a schedule lists all relevant matters, (B) except as set forth on a schedule there are no other relevant matters, or (C) copies of all such matters have been made available) or any of the agreements or covenants made by such Seller in this Agreement and not covered by clauses (a), (c), (d) and (e) of this Section 11.1;

                  (c) each Seller severally agrees to indemnify and hold harmless Buyer, Company and its Subsidiary, and their respective directors, officers, employees, affiliates, agents and assigns from and against any and all Losses of Buyer, Company or its Subsidiary, directly or indirectly, as a result of, or based upon or arising from any Order or Action arising out of operation of the Business prior to the Closing Date, other than the Actions listed on
Schedule 11.1C;

                  (d) each Appleton Seller severally agrees to indemnify and hold harmless Appleton, Buyer, Company and its Subsidiary, and their respective directors, officers, employees, affiliates, agents and assigns from and against any and all Losses of Appleton, Buyer, Company or its Subsidiary, directly or indirectly, as a result of, or based upon or arising from any material inaccuracy in or breach or nonperformance of any of the representations or warranties made by such Appleton Seller in or pursuant to Article IV or any of the agreements or covenants made by such Appleton Seller in or pursuant to
Article VII;

                  (e) each Appleton Seller severally agrees to indemnify and hold harmless Appleton, Buyer, Company and its Subsidiary, and their respective directors, officers, employees, affiliates, agents and assigns from and against any and all Losses of Appleton, Buyer, Company or its Subsidiary, directly or indirectly, as a result of, or based upon or arising out of the operation of Appleton's business prior to the Closing Date; and

                  (f) each Seller severally agrees to indemnify and hold harmless Buyer, Company and its Subsidiary, and their respective directors, officers, employees, affiliates, agents and assigns from and against any and all Losses of Buyer, Company or its Subsidiary as a result of or based upon any claims by any employees of Company or its Subsidiary terminated on or after the Closing Date for payments under the Company's and its Subsidiary's severance plan dated as of October 11, 1996 in an aggregate amount not to exceed $307,000.

                  11.2     OBLIGATIONS OF BUYER.

                  Buyer agrees to indemnify and hold harmless each Seller from and against any Losses of such Seller and their respective directors, officers, employers, affiliates, partners, agents and assigns, directly or indirectly, as a result of, or based upon or arising from (a) any material inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Buyer in or pursuant to this Agreement; or (b) any Order or Action arising out of operation of the Business on or after the Closing Date.

                  11.3     PROCEDURE.

                  (a) Notice of Third Party Claims. Any party seeking indemnification of any Loss or potential Loss arising from a claim asserted by a third party (including but not limited to a notice of Tax audit or request to waive or extend a statute of limitations applicable to any Tax) shall give written notice to the party from whom indemnification is sought. Written notice to the Indemnifying Party of the existence of a third-party Indemnifiable Claim shall be given by the Indemnified Party within 30 days after its receipt of a written assertion of liability from the third party, including in the case of tax matters, written notice of any tax audit that might result in such a claim.

                  (b) Defense. At the request of the Indemnified Party, the Indemnifying Party shall promptly assume the costs of defense of an Indemnifiable Claim. The Indemnifying Party shall retain experienced counsel reasonably satisfactory to the Indemnified Party and thereafter shall control defense of the claim. If the Indemnifying Party does not assume such defense or the Indemnified Party has the right to control the defense of the Indemnifiable Claim, the Indemnified Party may compromise or settle the Indemnifiable Claim on behalf of and for the account and risk of the Indemnifying Party with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In all cases, the party without the right to control the defense of the Indemnifiable Claim may participate in the defense at its own expense.

                  (c) Settlement Limitations. Notwithstanding anything in this
Section 11.3 to the contrary, neither the Indemnifying Party nor the Indemnified Party shall, without the written consent of the other Party, settle or compromise any Indemnifiable Claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other Party an unqualified release from all liability in respect of the Indemnifiable Claim. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and, subject to the limitations of Section 11.5, pay the amount called for by such offer, and the Indemnified Party declines to accept such offer, the Indemnified Party may continue to contest such Indemnifiable Claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such Indemnifiable Claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the Indemnified Party declined to accept plus the Losses of the Indemnified Party relating to such Indemnifiable Claim through the date of its rejection of the settlement offer or (B) the aggregate Losses of the Indemnified

Party with respect to such Indemnifiable Claim. If the Indemnifying Party makes any payment on any Indemnifiable Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such Indemnifiable Claim.

                  (d) Tax Matters. Notwithstanding anything to the contrary in paragraph (b) or (c) above, the provisions of Sections 8.2, 8.3 and 11.3(a) and this Section 11.3(d) through 11.3(i) below shall govern all Tax matters relating to Indemnifiable Claims or Tax matters relating to the Business, Appleton or this transaction.

                  (e) Tax Audits. (i) The Seller Representatives shall have the sole right to represent Buyer's interest in any audit or administrative or court proceeding relating to income, sales, use or value added Taxes, whether imposed on Company, its Subsidiary or any holder of the Penn Shares, with respect to the business, operations or activities of Company or its Subsidiary during periods (or portions thereof) ending on or before the Closing Date ("PRE-CLOSING TAXES"), and to employ counsel of its choice at its expense. The Second Representative shall have the sole right to represent Buyer's interest in any audit or administrative or court proceeding relating to income Taxes, whether imposed on Appleton, or any owner of Appleton Shares, with respect to the business, operations or activities of Appleton, including any transfers of property contemplated by this transaction, during periods (or portions thereof) ending on or before the Closing Date ("PRE-CLOSING APPLETON TAXES"). Notwithstanding the foregoing, neither the Seller Representatives nor the Second Representative shall be entitled to settle, either administratively or after the commencement of litigation, any claim for income, sales, use or value added Taxes which would materially adversely affect the liability for income, sales, use or value added Taxes of Buyer for any period (or portion thereof) beginning after the Closing Date without the prior written consent of Buyer. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that (A) the settlement is consistent with the positions previously taken by Company or its Subsidiary, or Appleton, as the case may be or (B) the Sellers have agreed to indemnify Buyer against the effects of any such settlement.

                           (ii) Buyer shall have the right to represent its
interest in any audit or administrative or court proceeding relating to Taxes other than Pre-Closing Taxes or Pre-Closing Appleton Taxes. Notwithstanding the foregoing, Buyer shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which could adversely affect any Seller's liability for Pre-Closing Taxes or Pre-Closing Appleton Taxes or its indemnification obligations under this Agreement without the prior consent of the Seller Representatives. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that (A) the settlement is consistent with the positions previously taken by Company or its Subsidiary, or Appleton, as the case may be or (B) Buyer has agreed to indemnify the Sellers against the effects of any such settlement.

                           (iii) Sellers shall have no liability under this
Agreement for, and Buyer will indemnify Sellers against any Tax the payment of which was made without Sellers' prior written consent, which may not be unreasonably withheld, or any settlements effected without the consent of Sellers, as required by paragraph (ii), or resulting from any claim, suit, action, litigation or proceeding in which the Seller Representatives or Second Representative were not permitted an opportunity to assume the defense as required under paragraph (i).

                  (f) Tax Covenants. Buyer covenants that it will not, and will not permit any Affiliate to, (i) make or change any Tax election, or amend any Tax Return or take any Tax position on any Tax Return, take any action or omit to take any action that results in any increased Tax liability of Sellers,

Appleton, Company or its Subsidiary with respect to any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

                  (g) Refunds. (i) Any refund of Taxes with respect to the business, operations or activities of Company or its Subsidiary, whether received before or after the Closing, pertaining to periods (or portions thereof) ending on or before the Closing, except to the extent such refund is an asset on the books of Company or its Subsidiary on the Closing Date, shall be paid to Sellers upon receipt by Buyer or its Affiliate in accordance with each Seller's Applicable Share, after deducting any Losses for Taxes with respect to the business, operations or activities of Company or its Subsidiary during periods (or portions thereof) ending on or before the Closing Date to the extent a claim for indemnification therefor would be available under Section 11.1 hereof but for the limitations contained in Section 11.5(b) hereof. Buyer agrees that, upon the reasonable request and at the sole expense of the Sellers, Buyer shall file an amended return or a claim for refund relating to such pre-Closing period Taxes.

                  (ii) Any refund of Taxes with respect to the business, operations or activities of Appleton, including any transfers of property contemplated by this transaction, whether received before or after the Closing, pertaining to periods (or portions thereof) ending on or before the Closing shall immediately be paid to Appleton Sellers upon receipt by Buyer or its Affiliate in accordance with each such Appleton Seller's pro rata share of the Appleton Shares. Buyer agrees that, upon the reasonable request and at the sole expense of the Appleton Sellers, Buyer shall file an amended return or a claim for refund relating to such pre-Closing period Taxes.

                  (h) Tax Benefits. (i) If any adjustment shall be made to any Tax Return of Appleton, Company or its Subsidiary relating to any taxable period of Appleton, Company or its Subsidiary ending prior to or on or including the Closing Date which results in any Tax detriment to any Seller and results in any deduction, exclusion from income or other allowance (a "TAX BENEFIT") to Buyer or any of its Affiliates in a taxable period (or portion thereof) beginning after the Closing Date, Buyer shall pay to the Indemnified Parties the amount of the Tax reduction attributable to such Tax Benefit at such time or times as, and to the extent that, Appleton, Company, its Subsidiary or Buyer realizes such Tax reduction.

                  (ii) If any adjustment shall be made to any Tax Return relating to Buyer for any taxable period ending after the Closing Date which results in any Tax detriment to Buyer or any of its Affiliates and results in any Tax Benefit to the Sellers for any taxable period of Appleton or Company ending on or prior to the Closing Date, the Sellers, in the case of Company, and Appleton Sellers, in the case of Appleton, shall pay to Buyer the amount of the Tax reduction attributable to such Tax Benefit at such time or times as and to the extent that such Sellers realize such Tax reduction.

                  (i) Returns and Reports. (i) The Seller Representatives shall cause to be filed (or provided to Buyer for filing, if appropriate) when due all Tax Returns with respect to income Taxes that are required to be filed by or with respect to Company or its Subsidiary for taxable periods ending on or before the Closing Date. The Second Representative shall cause to be filed (or provided to Buyer for filing, if appropriate) when due all Tax returns with respect to income Taxes that are required to be filed by or with respect to Appleton for taxable periods ending on or before the Closing Date. Without Buyer's consent, no position may be taken in such Tax Returns inconsistent with prior reporting practice if such position could increase the Buyer's Tax liabilities for any period beginning after the Closing Date.

                           (ii) Subject to paragraph (f) above, Buyer shall file or cause to be filed when due all other Tax Returns that are required to be filed by or with respect to Appleton, Company or its Subsidiary (or the Business) after the Closing Date. The Seller Representatives shall have the right to approve (which approval shall not unreasonably be withheld) such Tax Return prior to the filing thereof to the extent it could affect any Seller's liability for Pre-Closing Taxes or its indemnification obligations under this Agreement.

                  (j) Tax Adjustments. Any amounts payable by the Indemnifying Party to or on behalf of an Indemnified Party in respect of a Loss shall be adjusted as follows:

                           (i) If such Indemnified Party is liable for any additional Taxes as a result of the payment of amounts in respect of an Indemnifiable Claim, the Indemnifying Party will pay to the Indemnified Party in addition to such amounts in respect of the Loss within 10 days after being notified by the Indemnified Party of the payment of such liability (x) an amount equal to such additional Taxes (the "TAX REIMBURSEMENT AMOUNT") plus (y) any additional amounts required to pay additional Taxes imposed with respect to the Tax Reimbursement Amount and with respect to amounts payable under this clause (y), with the result that the Indemnified Party shall have received from the Indemnifying Party, net of the payment of Taxes, an amount equal to the Loss.

                           (ii) The Indemnified Party shall reimburse the Indemnifying Party an amount equal to the net reduction in any year in the liability for Taxes (that are based upon or measured by income) of the Indemnified Party or any member of a consolidated or combined tax group of which the Indemnified Party is, or was at any time, part, which reduction is actually realized with respect to any period after the Closing Date and which reduction would not have been realized but for the amounts paid (or any audit adjustment or deficiency with respect thereto, if applicable) in respect of a Loss, or amounts paid by the Indemnified Party pursuant to this paragraph (a "NET TAX BENEFIT"). The amount of any Net Tax Benefit shall be paid not later than 15 days after the date on which such Net Tax Benefit shall be realized. For purposes of this clause (ii), the Net Tax Benefit shall be deemed to be actually realized on the date on which such Net Tax Benefit is used to compute an obligation to pay installments of estimated tax or, if earlier, reported earnings; provided, however, that if the amount of any Net Tax Benefit is subsequently affected by reason of any event or events, including, without limitation, any payment of Taxes by such Indemnified Party with respect to the loss of such Net Tax Benefit upon audit or litigation, appropriate adjustments and payments to take into account the increase or decrease in such Net Tax Benefit shall be made between the Indemnified Party and the Indemnifying Party within 15 days after such event or events. Any expenses associated with the realization of a Net Tax Benefit or any contest or proceeding with respect to a Net Tax Benefit shall be deemed to reduce such Net Tax Benefit. Buyer agrees to provide each Seller or its designated representatives with such assistance and such documents and records reasonably requested by them that are relevant to their ability to determine whether a Net Tax Benefit has been realized, including but not limited to copies of any Tax Returns, estimated tax payments, schedules, and related supporting documents.

                  11.4     SURVIVAL.

                  The representations and warranties and agreements contained in or made pursuant to this Agreement shall expire on the first anniversary of the Closing, except that (i) the representations and warranties contained in Sections 2.1 [Organization], 2.2 [Authorization], 2.4 [Penn Shares], 2.5 [Appleton Shares], 3.1 [Organization and Good Standing], 3.2 [Company Stock],
4.1 [Organization and Good Standing], 4.2 [Appleton Stock], 5.1 [Organization and Related Matters], and 5.2 [Authorization] shall survive the Closing and shall remain in full force and effect indefinitely, (ii) the representations and warranties contained in Section 3.5 [Taxes and Tax Returns] shall survive the Closing and shall remain in full force and effect for the period of the applicable statute of limitations with respect to such claims, (iii) the agreements contained in Article VIII, in Sections 11.3(d)-(i) and in Section
12.21 shall survive the Closing and remain in full force and effect indefinitely and (iv) if a claim or notice is given under this Article XI with respect to any representation or warranty or agreement prior to the applicable expiration date set forth in this Section 11.4, such representation or warranty or agreement shall continue indefinitely only for the purposes of such claim until such claim is finally resolved. The indemnification set forth in this Article XI shall survive the Closing and shall remain in effect for a period of one year after the Closing Date, except for any indemnification for a breach of a representation or warranty or agreement which survives indefinitely in accordance with the terms of this Section 11.4. Any matter as to which a claim has been asserted by notice to the other party that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by this
Article XI notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

                  11.5     LIMITATIONS ON INDEMNIFICATION.

                  (a) [Reserved].

                  (b) Breach Regarding Company. No payment shall be required under or pursuant to Sections 11.1(b) (other than with respect to a breach of Section 3.2 or any obligation under Article VIII hereof) and 11.1(c) unless the aggregate of all amounts for which indemnity would otherwise be payable under such portions of Section 11.1(b) and under Section 11.1(c) exceeds in the aggregate $750,000 and, in such event, indemnity under such portions of Section 11.1(b) and under Section 11.1(c) shall be limited to the amount in excess of such $750,000.

                  (c) [Reserved].

                  (d) Dollar Limitation. Notwithstanding anything to the contrary herein, in no event shall the aggregate amount payable by any Seller under this Article XI exceed an amount equal to the difference between (i) such Seller's Applicable Share of the Purchase Price and (ii) such Seller's Applicable Share of the amount payable under Section 1.3(ii)(b).

                  (e) Escrow; Limitation on Recourse. Notwithstanding anything to the contrary herein, the parties hereto agree that any amounts payable under or pursuant to Section 1.5 will be paid first out of the Working Capital Escrow Account and any excess out of the Working Capital and Claims Escrow Account and any amounts payable under or pursuant to Sections 11.1(b) (other than with respect to a breach of Section 3.2 hereof or any obligation under Article VIII), 11.1(c) and 11.1(f) (or any settlement of any Indemnifiable Claims in accordance with Section 11.3(c)) will be paid solely out of the Working Capital and Claims Escrow Account, in each case in accordance with the Escrow Agreement, and no Seller will have any obligation to make any payments under such Sections other than from the Escrow Accounts.

                  (f) Breach Regarding Buyer. Buyer shall not be required to indemnify any other Person under or pursuant to Section 11.2 unless the aggregate of all amounts for which indemnity would otherwise be payable by Buyer under Section 11.2 exceeds $100,000 and, in such event, the Indemnifying Party shall be responsible only for the amount in excess of such $100,000.

                  (g) Net Working Capital. Notwithstanding anything to the contrary herein, Sellers shall not be obligated to indemnify any Person against any Losses as a result of, or based upon or arising from any claim or liability to the extent such claim or liability is taken into account in determining Net Working Capital as calculated based on the Closing Date Balance Sheet.

                  11.6     EXCLUSIVE REMEDY.

                  Notwithstanding anything to the contrary herein, the indemnity provided in this Article XI, as it relates to a breach of a representation or warranty or a failure to perform any covenant or agreement, shall be the exclusive remedy with respect to matters addressed by such covenant, agreement, representation or warranty other than any rights to specific performance available for a breach of a covenant hereunder.

                  11.7     ACTUAL DAMAGES.

                  Any Indemnifiable Claim, whether with respect to any breach or nonperformance by either party of a representation, warranty, covenant or agreement or otherwise, shall be limited to the amount of actual Losses sustained by the Indemnified Party by reason of such breach or nonperformance and shall be net of any insurance proceeds received from insurance companies, including affiliated insurance companies. Notwithstanding anything to the contrary herein, no party (or its Affiliates) shall, in any event, be liable to any other party (or its Affiliates) for any punitive, incidental or consequential damages, including, but not limited to, loss of revenue or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

                  11.8     TREATMENT OF PAYMENTS.

                  All payments made pursuant to this Article XI shall be treated as adjustments to the Purchase Price for the Purchased Stock.

                  11.9     PRE-CLOSING WORKER'S COMPENSATION CLAIMS.

                  Each Seller severally agrees to indemnify and hold harmless Buyer, Company and its Subsidiary, and their respective directors, officers, employees, affiliates, agents and assigns from and against any and all Losses of Buyer, Company or its Subsidiary as a result of any claims made under Company and Subsidiary's worker's compensation policies arising out of operation of the Business prior to the Closing Date. Any refunds of premiums paid by Company or its Subsidiary, any other retroactive adjustments or any dividends under such worker's compensation policy received after the Closing shall be paid by Buyer or caused to be paid by Buyer to Sellers upon receipt by Buyer, Company or its Subsidiary in accordance with each Seller's Applicable Share, except to the extent such amount is included in Net Working Capital on the financial statements of Company or its Subsidiary on the Closing Date.


                                   ARTICLE XII
                                     GENERAL

                  12.1     AMENDMENTS; WAIVERS.

                  This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all parties. Except as otherwise provided herein, no waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

                  12.2     SCHEDULES; EXHIBITS; INTEGRATION.

                  Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement and are deemed incorporated herein by this reference, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such schedules and exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

                  12.3     BEST EFFORTS; FURTHER ASSURANCES.

                  (a) Standard. Each party will use its best efforts to cause all conditions to its obligations to be timely satisfied. The parties shall cooperate with each other in such actions and in securing requisite Approvals. Each party shall deliver such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

                  (b) Limitation. As used in this Agreement, the term "best efforts" shall not mean efforts which require the performing party to do any act that is unreasonable under the circumstances, to make any capital contribution or to expend any funds other than reasonable out-of-pocket expenses incurred in satisfying its obligations hereunder, including but not limited to the fees, expenses and disbursements of its accountants, actuaries, counsel and other professionals.

                  12.4     GOVERNING LAW.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles.

                  12.5     NO ASSIGNMENT.

                  Neither this Agreement nor any rights or obligations under it are assignable except that Buyer may assign its rights hereunder (including but not limited to its rights under Article XI) to any wholly-owned subsidiary of Buyer. Buyer shall remain liable to Sellers for the payment of the Purchase Price and other obligations of Buyer hereunder notwithstanding a permitted assignment.

                  12.6     HEADINGS.

                  The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

                  12.7     COUNTERPARTS.

                  This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

                  12.8     PUBLICITY AND REPORTS.

                  Sellers and Buyer shall coordinate all publicity relating to the transactions contemplated by this Agreement and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without consulting with the other party, and in no event may any such public disclosure refer to the purchase price payable to Sellers hereunder, except to the extent that independent legal counsel to Sellers or Buyer, as the case may be, shall deliver a written opinion to the other party that a particular action is required by applicable law.

                  12.9     CONFIDENTIALITY.

                  All information disclosed in writing, whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) shall be kept confidential by such other party and its representatives and shall not be used by any such Persons other than as contemplated by this Agreement, except to the extent that (i) such information was known by the recipient when received, (ii) such information is or hereafter becomes lawfully obtainable from other sources, (iii) such information is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the parties, (iv) may otherwise be required by law or (v) such duty as to confidentiality is waived in writing by the other party. If this Agreement is terminated, each party shall use all reasonable efforts to return upon written request from the other party all documents (and reproductions thereof) received by it or its representatives from such other party (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 12.9, unless the recipients provide assurances reasonably satisfactory to the requesting party that such documents have been destroyed.

                  12.10    PARTIES IN INTEREST.

                  This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Section 12.5 and this Section
12.10 (which are intended to be for the benefit of the persons provided for therein and may be enforced by such persons). Except as set forth in Section 11.3(c), nothing in this Agreement is intended to relieve or discharge the obligation of any third person to (or to confer any right of subrogation or action over against) any party to this Agreement.

                  12.11    PERFORMANCE BY SUBSIDIARY.

                  Each party agrees to cause its subsidiaries to comply with any obligations hereunder relating to such subsidiaries and to cause its subsidiaries to take any other action which may be necessary or reasonably requested by the other party in order to consummate the transactions contemplated by this Agreement.

                  12.12    NOTICES AND PAYMENT INSTRUCTIONS.

                  Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by telex, telefax or telecommunications mechanism provided that any notice so given is also mailed as provided in clause (c) or (c) mailed by certified or registered mail, postage prepaid), receipt requested (A) if to any Seller, to the address for such Seller listed on Schedules 3.2 or 4.2 with a copy to each Seller Representative and to O'Melveny & Myers LLP, 153 East 53rd Street, New York, New York 10022,
Attention: Todd R. Triller, Esq., and (B) if to Buyer to 5551 Corporate Boulevard, Baton Rouge, LA 70808, Attention: Keith A. Istre, with a copy to Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P., One American Place, 22nd Floor, Baton Rouge, LA 70825, Attention: Ben R. Miller, Jr., or, in each case, to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
Section 12.12 and an appropriate answerback is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually received at such address.

                  With respect to any payments to be made hereunder to any party, such payment shall be made by wire transfer in immediately available funds to the account of such party designated in writing to the other parties hereto.

                  12.13    APPOINTMENT OF SELLER REPRESENTATIVES.

                  Raymond F. Henze, III (the "FIRST REPRESENTATIVE") and John L. Finlayson (the "SECOND REPRESENTATIVE"), jointly are hereby irrevocably appointed as agent and attorney-in-fact of Sellers (in such capacity, together "SELLER REPRESENTATIVES") for the actions or decisions requiring instructions from or the consent of Seller Representatives as provided herein or in the Escrow Agreement, and any such action or decisions taken by Seller Representatives jointly shall be binding and conclusive on Sellers, and may be relied upon by Buyer. Each Seller agrees to indemnify and hold harmless the Seller Representatives for any act or failure to act of Seller Representatives taken jointly on behalf of Sellers, except for Seller Representatives' gross negligence or willful misconduct. In the event of the death or incapacity of either Seller Representative, Sellers shall appoint a replacement for such Seller Representative, with the TCW Entities entitled to appoint any replacement for the First Representative and the Appleton Sellers entitled to appoint any replacement for the Second Representative.

                  12.14    EXPENSES.

                  Sellers and Buyer shall each pay their own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of their respective investment bankers, accountants and counsel; provided, further, that such fees, expenses and disbursements of Donaldson, Lufkin & Jenrette Securities Corporation shall be paid by the Sellers in accordance with such Seller's Applicable Share. The expenses of Company and its Subsidiary will be paid by Company and its Subsidiary at Closing, and the expenses of Appleton will be paid by Appleton Sellers. Fees and expenses relating to the transaction contemplated hereby shall not be a liability of Company at Closing.

                  12.15    LITIGATION.

                  All litigation relating to or arising under or in connection with this Agreement shall be brought only in the federal or state courts located in the State and County of New York, which shall have exclusive jurisdiction to resolve any disputes with respect to this Agreement, with each party irrevocably consenting to the jurisdiction thereof for any actions, suits or proceedings arising out of or relating to this Agreement. The parties hereto irrevocably waive trial by jury. Subject to Sections 11.5 and 11.6, in the event of any breach of the provisions of this Agreement, the non-breaching party shall be entitled to equitable relief, including in the form of injunctions and orders for specific performance, where the applicable legal standards for such relief in such courts are met, in addition to all other remedies available to the non-breaching party with respect thereto at law or in equity.

                  12.16    ATTORNEY'S FEES.

                  In the event of any Action for the breach of this Agreement or misrepresentation by any party, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such Action.

                  12.17    REPRESENTATION BY COUNSEL.

                  Sellers and Buyer each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

                  12.18    INTERPRETATION.

                  The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Buyer and Sellers. Further, "hereof," "herein," "hereunder," "hereto," "this Agreement" and comparable terms refer to the entire instrument, including any exhibits or schedules to the instrument, and not to any particular article, section or other subdivision of the instrument.

                  12.19    SEVERABILITY.

                  If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect provided that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable; provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. In event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

                  12.20    KNOWLEDGE CONVENTION.

                  Whenever any statement herein or in any schedule, exhibit, certificate or other documents delivered to any party pursuant to this Agreement is made "to [its] knowledge" or "to [its] best knowledge" or words of similar intent or effect of any party or its representative, each statement shall be deemed to include a representation that a reasonable investigation has been conducted. A reasonable investigation shall mean that the senior representatives of the party have reviewed the relevant statement and have consulted with the appropriate management individuals as to whether they have knowledge of any fact or circumstance that would make any such statement untrue and have reviewed documents in the possession of such representatives. Knowledge of an individual shall be limited to the actual knowledge of such individual after giving effect to the investigation described above and shall not include any matter, fact or circumstance which such individual otherwise should have known.

                  12.21    RELEASE.

                  Effective solely upon the occurrence of the Closing Date, each Seller severally agrees to release and forever discharge Company, its Subsidiary and each officer, director, agent, or other representative of Company or its Subsidiary from any and all claims which such Seller or its heirs, executors, legal representatives, administrators, successors and assigns, ever had or now have or may in the future have against any such Person, jointly or severally, for or by reason of any matter, cause, or thing done, admitted to, or suffered to be done by the Company or its Subsidiary, jointly or severally, at any time prior to the Closing Date, provided that this release shall not apply to any claims such Seller may have under any written agreements descriptions or copies of which were delivered to Buyer or with respect to severance payments, employee benefits or compensation copies of written documents relating to, or summary descriptions of which have been delivered to Buyer.





                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.




BUYER                      LAMAR ADVERTISING COMPANY



                           By:_________________________________________
                               Keith A. Istre
                               Chief Financial Officer







                  [Remainder of Page Intentionally Left Blank]

PENN SELLERS               TCW CAPITAL, SOLELY IN ITS CAPACITY AS INVESTMENT
                           MANAGER PURSUANT TO AN INVESTMENT MANAGEMENT
                           AGREEMENT DATED AS OF APRIL 18, 1990,

                           By:     TCW Asset Management Company
                           Its:    Managing General Partner



                                    By:_______________________________________
                                       Name:
                                       Title:


                                    By:_______________________________________
                                       Name:
                                       Title:


                           TCW SPECIAL PLACEMENTS FUND III

                           By:     TCW Capital
                           Its:    General Partner

                                   By:      TCW Asset Management Company
                                   Its:     Managing General Partner



                                            By:_________________________________
                                               Name:
                                               Title:


                                            By:_________________________________
                                               Name:
                                               Title:



                                   _____________________________________________
                                   A. Wayne Lamm



                                   _____________________________________________
                                   Charles Steinmann

                                   _____________________________________________
                                   Robert L. Gentry



                                   _____________________________________________
                                   George T. Merovich



                                   _____________________________________________
                                   Thomas A. Loper


                                   _____________________________________________
                                   W. Wilson Dorward



                                   _____________________________________________
                                   Peter P. Brubaker



                                   _____________________________________________
                                   John L. Finlayson



                                   _____________________________________________
                                   Craig W. Bremer



                                   _____________________________________________
                                   George A. Foster



                                   _____________________________________________
                                   Joseph O. Smith, Jr.



                                   _____________________________________________
                                   Jack Llewellyn

                                   _____________________________________________
                                   David Pridgen, Sr.



                                   _____________________________________________
                                   Dennis Minoque



                                   _____________________________________________
                                   Steve Southern



APPLETON SELLERS           WILLIAM H. SIMPSON AND LOUIS J. APPELL, III, TRUSTEES
                           U/D/T FOR LOUIS J. APPELL, III,



                           By:     _____________________________________________
                                   Name:
                                   Title:


                           WILLIAM H. SIMPSON AND HELEN F. APPELL, II, TRUSTEES U/D/T FOR HELEN F. APPELL,



                           By:     _____________________________________________
                                   Name:
                                   Title:


                           WILLIAM H. SIMPSON AND BARBARA F. APPELL, TRUSTEES U/D/T BARBARA F. APPELL,



                           By:     _____________________________________________
                                   Name:
                                   Title:


                           LAURA W.R. APPELL, TRUSTEE U/D/T DATED JUNE 18, 1980,

                           By:     _____________________________________________
                                   Name:
                                   Title:


                           WALTER M. NORTON, TRUSTEE U/D/T DATED DECEMBER 31, 1980,



                           By:     _____________________________________________
                                   Name:
                                   Title:



                                   _____________________________________________
                                   William H. Simpson



                                   _____________________________________________
                                   Peter P. Brubaker



                                   _____________________________________________
                                   John L. Finlayson

                                   EXHIBIT A-1

                    TEXT OF OPINION OF O'MELVENY & MYERS LLP

1. TCW Capital is a duly formed and validly existing general partnership under the laws of the State of California, with the power under its partnership agreement (the "CAPITAL PARTNERSHIP AGREEMENT") to enter into the Agreements and to perform its obligations under the Stock Purchase Agreement, the Escrow Agreement and the Non-Competition Agreement (collectively, the "AGREEMENTS").

2. TCW Special Placements Fund III is a duly formed and validly existing limited partnership under the laws of the State of California, with the power under California Revised Uniform Limited Partnership Act (the "ACT") and the TCW Special Placements Fund III Partnership Agreement (the "SPF PARTNERSHIP AGREEMENT" and together with the Capital Partnership Agreement, the "PARTNERSHIP AGREEMENTS") to enter into the Agreements and to perform its obligations under the Agreements.

3. The execution, delivery and performance of the Agreements have been duly authorized by all necessary action under the Act and the Partnership Agreements on the part of the TCW Entities, and the Agreements have been duly executed and delivered by the TCW Entities.

4. The Agreements (other than the Non-Competition Agreement) constitute the legally valid and binding obligations of the TCW Entities enforceable against them in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

5. The TCW Entities' execution and delivery of, and performance of their respective obligations under, the Agreements do not violate their respective Partnership Agreements.

6. The execution and delivery by the TCW Entities of, and performance of its obligations under, the Agreements do not violate any New York, California or federal statute or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the TCW Entities or to transactions of the type contemplated by the Agreements.

7. No order, consent, permit or approval of any New York, California or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to the TCW Entities or to transactions of the type contemplated by the Agreements is required on the part of the TCW Entities for the execution and delivery of, and performance of its obligations under, the Agreements[, except for such as have been obtained].

8. Upon payment for and delivery of the Penn Shares to be sold by the TCW Entities in accordance with the Stock Purchase Agreement, assuming Buyer is acquiring them in good faith without notice of any adverse claim, Buyer will own such Penn Shares free and clear of any adverse claim.


                                      A-1-1

                                   EXHIBIT A-2

        TEXT OF OPINION CRAIG W. BREMER, ESQ., GENERAL COUNSEL OF COMPANY

1. Company has been duly incorporated, and is validly existing in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own and operate its properties and to carry on its business. The Company is in good standing in all other jurisdictions in which the nature of the Company's business or its properties makes such qualification necessary.

2. Based solely on my review of the Company's stock records, the authorized capital stock of the Company consists of 125,000 shares of Class A Common Stock, $1.00 par value, of which 110,237 shares are outstanding, and 25,000 shares of Class B Common Stock, $1.00 par value, of which 6,320 shares are outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and, based solely on my review of the Company's stock records, are held of record by the stockholders as described on Exhibit A hereto. All the outstanding shares of capital stock of the Company have been issued in full compliance with all federal and state securities laws. To my knowledge there are no outstanding subscriptions, options, warrants, calls, restrictions to the transfer of the Penn Shares, or rights of any kind relating to or providing for the issuance, sale, delivery or transfer of securities of any class of securities of the Company issued or granted by the Company (including any right of conversion or exchange under any outstanding security or other instrument).

3. Subsidiary has been duly incorporated, and is validly existing in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own and operate its properties and to carry on its business. Subsidiary is in good standing in all other jurisdictions in which the nature of Subsidiary's business or its properties makes such qualification necessary.

4. Based solely on my review of Subsidiary's stock records, all of the issued and outstanding shares of Subsidiary are owned, beneficially and as of record, by the Company, and have been duly authorized and validly issued and are fully paid and nonassessable. To my knowledge there are no outstanding subscriptions, options, warrants, calls, restrictions to the transfer of the shares of the Subsidiary, or rights of any kind relating to or providing for the issuance, sale, delivery or transfer of securities of any class of securities of the Subsidiary issued or granted by the Subsidiary (including any right of conversion or exchange under any outstanding security or other instrument).

5. The Penn Sellers' execution and delivery of, and performance of their obligations under, the Stock Purchase Agreement, the Escrow Agreement and the Non-Competition Agreements (collectively, the "AGREEMENTS") do not violate the Certificate of Incorporation, Bylaws, or any Shareholder's Agreement to which the Company is a party.

6. No order, consent, permit or approval of any Pennsylvania or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to Company or to transactions of the type contemplated by the Agreements is required on the part of Company for the execution and delivery of, and performance of its obligations under, the Agreements by Sellers[, except for such as have been obtained].



                                      A-2-1

7. To my knowledge, except as set forth in the schedule attached hereto, there is no Order or Action pending or threatened against or affecting Company, the Subsidiary or any of their properties or assets that individually or when aggregated with one or more other Orders or Actions has had or can be reasonably expected to have a Material Adverse Effect.




                                      A-2-2

                                   EXHIBIT A-3

                   TEXT OF OPINION OF OTHER SELLERS' COUNSEL*

                  1. Based solely on our review of the stock record books, the individuals listed on Exhibit A hereto (hereinafter singularly referred to as a "SELLER" and collectively as "SELLERS") are the owners of record of the [Penn Shares] [Appleton Shares] shown as being owned by them on Exhibit A hereto.

                  2. The execution, deliver and performance of the Stock Purchase Agreement, the Escrow Agreement and the Non-Competition Agreements (collectively, the "AGREEMENTS") have been duly authorized by all necessary actions on the part of the Sellers that are parties thereto, and the Agreements have been duly executed and delivered by the Sellers that are parties thereto.

                  3. The Stock Purchase Agreement and the Escrow Agreement constitute valid and binding obligations of Sellers, enforceable against Sellers in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, involuntary liquidation, fraudulent conveyance, reorganization, moratorium or other similar laws, regulations or equitable principles affecting the enforcement of creditors' rights in general or (ii) the unavailability of, or any limitation upon the availability of, any particular right or remedy because of the discretion of a court, the principle of election of remedies or any requirement as to commercial reasonableness, conscionability or good faith. Furthermore, we express no pinion concerning (a) usury, (b) the validity, binding effect or enforceability of any provisions of any document giving consent or waiving a right, remedy or defense or (c) the validity, binding effect or enforceability or a document or a provision of any document with respect to any person or entity other than the Sellers.

                  4. The execution and delivery by each Seller of, and performance of his obligations under, the Agreements do not violate any New York or federal statute or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to such Seller or to the transactions contemplated by the Agreements.

                  5. No order, consent, permit or approval of any New York or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to Sellers or to the transactions contemplated by the Agreements is required on the part of Sellers for the execution and delivery of, and performance of their obligations under, the Agreements (except for these consents, permits and approvals contemplated under the Stock Purchase Agreement).

                  6. Upon payment for and delivery of the certificates representing the [Penn Shares] [Appleton Shares] to be sold by the Sellers in accordance with the Stock Purchase Agreement appropriately endorsed, assuming Buyer is acquiring such [Penn Shares] [Appleton Shares] in good faith without notice of any adverse claim, Buyer will own such [Penn Shares] [Appleton Shares] free and clear of any adverse claim.

--------

   * Additional opinions should be added for Sellers that are not individuals.


                                      A-3-1

                  7. To our knowledge, there is no material suit or proceeding pending or threatened against Sellers which would prevent the consummation of the transactions contemplated by the Agreements.


                                      A-3-2

                                   EXHIBIT A-4

                      TEXT OF OPINION OF APPLETON'S COUNSEL


1. Appleton has been duly incorporated, and is validly existing in good standing under the laws of the State of Delaware. Appleton has the requisite corporate power and authority to own and operate its properties and to carry on its business. Appleton is in good standing in all other jurisdictions in which the nature of Appleton's business or its properties makes such qualification necessary.

2. Based solely on my review of the Appleton stock records, the authorized capital stock of Appleton consists of 10,000 shares of Class A Common Stock, $1.00 par value, of which 8,869.2 shares are outstanding, and 10,000 shares of Class B Common Stock, $1.00 par value, of which 173.84 shares are outstanding. All of the outstanding shares of capital stock of Appleton have been duly authorized and validly issued, are fully paid and nonassessable and, based solely on my review of the Appleton stock records, are held of record by the stockholders as described on Exhibit A hereto. To my knowledge there are no outstanding subscriptions, options, warrants, calls or restrictions to the transfer of the Appleton Shares, or rights of any kind relating to, or providing for, the issuance, sale, delivery or transfer of securities of any class of securities of Appleton issued or granted by Appleton (including any right of conversion or exchange under any outstanding security or other instrument).

3. The Appleton Sellers' execution and delivery of, and performance of their obligations under, the Stock Purchase Agreement, the Escrow Agreement and the Non-competition Agreements (collectively, the "AGREEMENTS") do not violate the Certificate of Incorporation, By-laws or any Shareholder's Agreement to which Appleton is a party.

4. No order, consent, permit or approval of any Pennsylvania or federal governmental authority or of any other person that I have, in the exercise of customary professional diligence, recognized as applicable to Company or to transactions of the type contemplated by the Agreements is required on the part of Company for the execution and delivery of, and performance of its obligations under, the Agreements by Appleton Sellers [except for such as have been obtained].

5. To my knowledge, [except as set forth in the officer's certificate attached hereto], there is no Order or Action pending or threatened against or affecting Appleton or any of its properties or assets that individually or when aggregated with one or more other Orders or Actions has had or can be reasonably expected to have a material adverse effect on the business of Appleton or any of its properties or assets.




                                      A-4-1

                                    EXHIBIT B

                       TEXT OF OPINION OF BUYER'S COUNSEL


1. Lamar Advertising Company ("BUYER") has been duly incorporated, and is validly existing in good standing under the laws of the State of Delaware, with corporate power to enter into the Stock Purchase Agreement and the Escrow Agreement (collectively, the "AGREEMENTS"), and to perform its obligations under the Agreements.

2. The execution, delivery and performance of the Agreements have been duly authorized by all necessary corporate action on the part of Buyer and the Agreements have been duly executed and delivered by Buyer.

*3. The Agreements constitute the legally valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

4. Buyer's execution and delivery of, and performance of its obligations under, the Agreements do not violate Buyer's Certificate of Incorporation and By-laws.

**5. The execution and delivery by Buyer of, and performance of its obligations under, the Agreements do not violate any New York or federal statute or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to Buyer or to transactions of the type contemplated by the Agreements.

**6. No order, consent, permit or approval of any New York or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to Buyer or to transactions of the type contemplated by the Agreements is required on the part of Buyer for the execution and delivery of, and performance of its obligations under, the Agreements[, except for such as have been obtained].



--------

   *     To be provided by New York counsel.

  **     As to New York law matters only, to be provided by New York counsel.

                                    EXHIBIT C

                                ESCROW AGREEMENT


                  THIS ESCROW AGREEMENT is entered into as of [_________, 1997] by and among Lamar Advertising Company, a Delaware corporation ("BUYER"), the persons listed as Sellers on Schedules 3.2 and 4.2 of the Stock Purchase Agreement (defined below) and CORESTATES BANK, N.A. ("ESCROW AGENT").

                                R E C I T A L S:

                  WHEREAS, Buyer and the Sellers have entered into that certain Stock Purchase Agreement dated February 7, 1997 (the "STOCK PURCHASE AGREEMENT"; capitalized terms used herein without definition shall have the meanings given such terms in the Stock Purchase Agreement), which provides for the purchase by Buyer of all of the Penn Shares held by the Penn Sellers and all of the Appleton Shares; and

                  WHEREAS, the Stock Purchase Agreement also provides for (i) an adjustment to the Purchase Price and (ii) Sellers to indemnify Buyer under certain circumstances for certain Losses from an escrow fund; and

                  WHEREAS, the parties desire to arrange for such escrow and appoint Escrow Agent as escrow agent in accordance with the terms hereof.

                  NOW, THEREFORE, in consideration of the closing of the transactions contemplated by the Stock Purchase Agreement and the agreements herein the parties agree as follows:

                  1. APPOINTMENT OF ESCROW AGENT. Escrow Agent is hereby appointed to act as escrow agent in accordance with the terms hereof, and Escrow Agent hereby accepts such appointment. Escrow Agent shall have all the rights, powers, duties and obligations provided herein.

                  2. DEPOSIT OF ESCROW ASSETS. A total of $3,500,000 by wire transfer in immediately available funds (the "ESCROW FUND") is hereby delivered and deposited with the Escrow Agent. The Escrow Agent shall hold the Escrow Fund in accordance with the terms of this Escrow Agreement in two escrow accounts, one of which shall initially contain $500,000 (the "WORKING CAPITAL ESCROW ACCOUNT") and the other shall initially contain $3,000,000 (the "WORKING CAPITAL AND CLAIMS ESCROW ACCOUNT" and together with the Working Capital Escrow Account, the "ESCROW ACCOUNTS"). The Escrow Fund shall serve as a method of discharging any Claims (as defined below) of Buyer made prior to the date one year following the Closing Date (such period referred to herein as the "ESCROW PERIOD") and for any payment required to be made to Buyer pursuant to Section 1.5 of the Stock Purchase Agreement.

                  3. INVESTMENT. Unless jointly instructed otherwise in writing by Buyer and Seller Representatives, Escrow Agent shall invest the Escrow Fund subject to the following limitations:

                  (a) DEBT INSTRUMENTS. The Escrow Fund may be invested only in debt instruments having maturities of not more than 180 days. The Escrow Fund may be invested and, upon the joint written request of Buyer and Seller Representatives, shall be invested, as jointly directed by the Buyer and Seller Representatives, by the Escrow Agent. Permitted investments shall be limited to (i) certificates of deposit of banks, savings and loan associations or trust companies (including the Escrow Agent) organized under the laws of the United States of America, or any state thereof, which have capital and surplus of at least $250,000,000, (ii) direct obligations of the United States of America or its agencies or instrumentalities as to which principal and interest constitute full faith and credit obligations of the United States of America, (iii) commercial paper or other debt instruments rated not less than prime 1 or A-1 or their equivalent by Moody's Investor's Service or Standard & Poor's Ratings Services or their successors, (iv) "money market" mutual funds required by their most recent prospectus to invest at least 80% of their assets in the foregoing, or (v) pooled or commingled investment vehicles administered by a bank meeting the foregoing size requirement that is limited to investments as described above. To the extent Buyer and Seller Representatives do not direct Escrow Agent as to investment of any portion of the Escrow Fund, such funds shall be invested by Escrow Agent within 1 business day in investments of the type described in clause (iv) above.

                  (b) PENDING CLAIMS. As soon as practicable, a portion of the Escrow Fund equal to the amount of all pending Claims shall be converted to debt instruments rated as above, having maturities of 30 days or less.

                  (c) INCOME. All income on the Escrow Fund shall be reported as income of the Sellers for tax purposes, and distributed to Sellers at the end of each calendar quarter, unless contrary instructions are given pursuant to Sections 4(c). Escrow Agent shall disburse to each Seller such Seller's Applicable Share of any such income within 5 days of the end of such calendar quarter as provided in Section 6(b).

                  (d) OTHER PROVISIONS. The Escrow Agent may sell or present for redemption any obligations so purchased whenever it shall be necessary in order to provide money to meet payments hereunder, and shall not be liable or responsible for any loss resulting from any investment. The Escrow Agent may act as principal or agent in the making in disposing of any investment.

                  4. PURCHASE PRICE ADJUSTMENT; INDEMNIFICATION AND RESOLUTION OF DISPUTES.

                  (a) PURCHASE PRICE ADJUSTMENT. Upon acceptance of the Closing Date Balance Sheet and the resolution of any disputes relating thereto in accordance with Section 1.5 of the Stock Purchase Agreement, if Sellers are required to make any payment under Section 1.5(d) of the Stock Purchase Agreement, Seller Representatives shall promptly in writing instruct Escrow Agent to make such payment to Buyer first out of the Working Capital Escrow Account and any excess out of the Working Capital and Claims Escrow Account within the period specified therefor in Section 1.5(d) of the Stock Purchase Agreement.

                  (b) ASSERTION OF INDEMNIFIABLE CLAIMS. From time to time during the term of the escrow, Buyer (on its own behalf or on behalf of the Company) or its successors or assigns may assert a claim to which it is entitled to indemnification pursuant to Sections 11.1(b), (c) or (f) of the Stock

Purchase Agreement (any such claim for indemnification, a "CLAIM") against Sellers and demand satisfaction thereof out of the Working Capital and Claims Escrow Account by sending a written notice, stating the amount of the Claim in dollars, and in general terms the basis of the Claim, to Sellers, to Seller Representatives and to the Escrow Agent. If the Escrow Agent shall receive such notice from Buyer before any distribution of the Escrow Fund is made to Sellers at the end of the Escrow Period, the notice shall be deemed to represent a pending Claim (or Claims).

                  (c) ESCROW AGENT'S ROLE. The Escrow Agent shall have no responsibility or obligation for investigating or determining the validity or sufficiency of any pending Claim. The Escrow Agent shall, however, deliver a full copy of any pending Claim to Seller Representatives promptly upon receipt thereof. It shall distribute money out of the Escrow Fund to Buyer upon its receipt of any of the following:

                  (i) Written instructions from Seller Representatives pursuant to Section 4(a) hereof;

                  (ii) Written instructions from Seller Representatives to distribute funds to pay or reimburse a pending Claim out of the Working Capital and Claims Escrow Account; or

                  (iii) A certified order or ruling from a court ordering or instructing it to do so.

                  Distributions shall be made 30 days after receipt of any such instruction, order or ruling (immediately in the case of instructions under clauses (i) or (iii) above) even if the Escrow Agent has been advised that an appeal or other relief is being sought, so long as it has not received actual service of a stay of such order or ruling pending appeal. The Escrow Agent shall also pay any pending Claim out of the Working Capital and Claims Escrow Account as to which it has not received actual notice of Seller Representatives' objection thereto within 30 calendar days of the Escrow Agent's having delivered a copy of such pending Claim to Seller Representatives.

                  5.       NO TRANSFER OF INTEREST IN ESCROW FUND.

                  Except as otherwise expressly provided hereunder, Sellers may not assign or transfer, whether or not in accordance with the terms of the Stock Purchase Agreement, any interest in the Escrow Fund in whole or in part. The Escrow Fund shall remain subject to this Escrow Agreement and no assignment or transfer by Sellers shall in any way affect any rights Buyer may have in such Escrow Fund. Subject to the foregoing, this Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, administrators, executors, successors and assigns.

                  6.       PAYMENTS FROM ESCROW ACCOUNT.

                  (a) TERMINATION OF ESCROW. Escrow Agent shall hold the Escrow Fund in the Working Capital Escrow Account in escrow until acceptance of the Closing Date Balance Sheet and the resolution of any disputes relating thereto in accordance with Section 1.5 of the Stock Purchase Agreement. At such time any funds remaining in such account after any payment contemplated by Section 4(a) above, shall be immediately distributed by Escrow Agent to each Seller in accordance with such Seller's Applicable Share and upon such payment, the Working Capital Escrow Account shall terminate. Escrow Agent shall hold the Escrow Fund in the Working Capital and Claims Escrow Account in escrow until the later to occur of (a) the end of the Escrow Period or (b) if Buyer has asserted a Claim under Section 4 hereof prior to such time, 5 days after such Claim is finally resolved in accordance with the provisions of this Escrow Agreement, and the full amount of all payments to Buyer required thereby have been disbursed to Buyer (the "FINAL SETTLEMENT TIME"). Immediately after the Final Settlement Time, Escrow Agent shall disburse to each Seller such Seller's Applicable Share of any amounts remaining in the Escrow Fund in the Working Capital and Claims Escrow Account and the escrow shall terminate; provided, however, that if at any time prior to the Final Settlement Time the Escrow Fund shall equal zero, then the escrow shall terminate at such earlier time. If at any time after the end of the Escrow Period the Escrow Fund in the Working Capital and Claims Escrow Account exceeds the amount of any then pending Claims, Escrow Agent shall immediately distribute to each Seller such Seller's Applicable Share of such excess amount.

                  (b) METHOD OF PAYMENT. Any payments to be made hereunder shall be made by wire transfer in immediately available funds to the account of such party designated in accordance with Section 12.12 of the Stock Purchase Agreement or as otherwise designated by such party in writing to the other parties.

                  7.       EXPENSES.

                  Buyer shall bear 50% and each Seller shall bear such Seller's Applicable Share of 50% of the charges of the Escrow Agent in carrying out its duties hereunder. The Escrow Agent shall be compensated for services hereunder in accordance with a fee letter heretofore delivered to Buyer and Sellers and shall be reimbursed for its ordinary out-of-pocket expenses including, but not by way of limitation, the fees and costs of attorneys or agents that it may find necessary to engage in performance of its duties hereunder and costs arising from the defense of any suits in which the Escrow Agent is named as a defendant in its capacity as Escrow Agent. If it shall become necessary that the Escrow Agent shall perform extraordinary services, it shall be entitled to reasonable extra compensation therefor and to reimbursement for reasonable and necessary extraordinary out-of-pocket expenses unless such extraordinary service or expense is occasioned by the neglect or breach of the Stock Purchase Agreement by the Escrow Agent.

                  8.       NOTICES.

                  Any notice required or permitted to be given hereunder shall be deemed to be sufficiently given if sent by registered or certified mail, postage prepaid, addressed to the addressee at his or its address last furnished to the sender in writing by the addressee for the purpose of receiving notices under this Escrow Agreement, or, unless and until such address shall have been so furnished, addressed to the addressee as set forth in Schedule 12.12 to the Stock Purchase Agreement or, in the case of Seller Representatives or Escrow Agent, in Schedule I hereto.

                  9.       LIABILITY OF ESCROW AGENT.

                  The Escrow Agent's sole liability hereunder shall be to hold and invest the Escrow Fund and any moneys or other properties received with respect thereto, to make payments and distributions therefrom in accordance with the terms of this Escrow Agreement, to distribute information as provided in
Section 4 hereof and otherwise to discharge its obligations hereunder. Escrow Agent shall not be liable for any act performed in good faith or in reliance on any document instrument or statement believed by it to be genuine. Escrow Agent may act upon any notice, certificate, instrument, request, paper or other document believed by it to be genuine or to have been made, sent, signed, prescribed or presented by the proper person or persons. It shall be under no obligation to institute or defend any action, suit or legal proceeding in connection herewith, or to take any other action likely to involve it in expense unless first indemnified to its satisfaction by the party or parties who desire that it undertake such action.

                  If any dispute should arise with respect to the payment or ownership or right of possession of the Escrow Fund, or any part thereof, at any time, that cannot be settled under other provisions hereof, the Escrow Agent is authorized to retain in its possession, without liability to anyone, all or any part of the Escrow Fund or the proceeds from any sale thereof until such dispute shall have been settled either by mutual agreement between the parties concerned or until otherwise ordered by a court having jurisdiction over it. In either case the Escrow Agent will not release any assets in the Escrow Fund until Buyer has exhausted its remedies and has no further right of appeal in the courts; provided, however, if after the expiration of the Escrow Period, Sellers have received a certified order or ruling from a court ordering or instructing the Escrow Agent to distribute all or any portion of the Escrow Fund to Sellers, and such order or ruling has not been stayed within 30 days of such order or ruling, pending appeal, the Escrow Agent may distribute the amounts so ordered.

                  Buyer and Sellers jointly and severally agree to indemnify and hold harmless the Escrow Agent from all losses, costs and expenses that may be incurred as a result of its involvement in any litigation arising from the performance of its duties hereunder, provided that such losses costs and expenses shall not have resulted from any action taken or omitted by the Escrow Agent and for which it shall have been adjudged negligent or engaged in misconduct or have acted in bad faith or willful disregard of its duties. The Escrow Agent may rely upon any instruction by the Seller Representatives as to the interests of Sellers. Until it receives written notice of any change, Escrow Agent shall be entitled to rely on the oral instructions of the Seller Representatives. The Seller Representatives shall confirm such instructions in writing as soon as practicable.

                  10.      RESIGNATION OR REMOVAL OF ESCROW AGENT.

                  The Escrow Agent may resign as such following the giving of thirty days' prior written notice to the other parties hereto. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty days' prior written notice to the Escrow Agent by all of the other parties hereto. In either event, the duties of the Escrow Agent shall terminate thirty days after the date of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Escrow Fund then in its possession to a successor Escrow Agent as shall be appointed by the other parties hereto as evidenced by a written notice filed with the Escrow Agent.

                  If the other parties hereto are unable to agree upon a successor or shall have failed to appoint a successor prior to the expiration of thirty days following the date of notice of resignation or removal, the then-acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or otherwise appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

                  Upon acknowledgement by any successor Escrow Agent of the receipt of the then remaining balance of Escrow Fund, the then-acting Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Escrow Agreement.

                  11.      CONTINUANCE OF ESCROW AGREEMENT.

                  This Escrow Agreement shall be binding upon the parties hereto and their respective transferees, successors, assigns, legal representatives, heirs and legatees.

                  12.      GOVERNING LAW.

                  This Escrow Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

                  13. INTERPRETATION AND DEFINITIONS. This Escrow Agreement is being executed and delivered pursuant to and is subject to the Stock Purchase Agreement and is the escrow agreement referred to therein. The provisions of this Escrow Agreement shall not in any event be construed so as to enlarge or diminish the rights of Sellers or Buyer under the Stock Purchase Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date and year first above written.

ESCROW AGENT               CORESTATES BANK, N.A.



                           By:      ____________________________________________
                                    Name:
                                    Title:




BUYER                      LAMAR ADVERTISING COMPANY



                           By:      ____________________________________________
                                    Name:
                                    Title:

PENN  SELLERS              TCW CAPITAL, SOLELY IN ITS CAPACITY AS INVESTMENT
                           MANAGER PURSUANT TO AN INVESTMENT MANAGEMENT
                           AGREEMENT DATED AS OF APRIL 18, 1990,

                           By:     TCW Asset Management Company
                           Its:    Managing General Partner



                                   By:      ____________________________________
                                            Name:
                                            Title:


                                   By:      ____________________________________
                                            Name:
                                            Title:


                           TCW SPECIAL PLACEMENTS FUND III

                           By:     TCW Capital
                           Its:    General Partner

                                   By:      TCW Asset Management Company
                                   Its:     Managing General Partner



                                   By:      ____________________________________
                                            Name:
                                            Title:


                                   By:      ____________________________________
                                            Name:
                                            Title:

                                    By:     ____________________________________
                                            Name of Shareholder



                                    By:     ____________________________________
                                            Name of Shareholder



                                    By:     ____________________________________
                                            Name of Shareholder



                                    By:     ____________________________________
                                            Name of Shareholder



APPLETON SELLERS                    [NAME OF SELLER],



                                    By:     ____________________________________
                                            Name:
                                            Title:



                                    By:     ____________________________________
                                            Name of Shareholder



                                    By:     ____________________________________
                                            Name of Shareholder